                                 EXHIBIT 10.1


       Stock Purchase Agreement dated as of April 26, 1996, as amended by that certain Amendment to Stock Purchase Agreement dated May 22, 1996, by and between DNR-MESA Holdings, L.P. and MESA Inc.

                                                                    EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT (this "Agreement"), dated April 26, 1996, between MESA Inc., a Texas corporation (the "Company" and, together with its Subsidiaries, the "Companies"), and DNR-MESA Holdings, L.P., a Texas limited partnership ("Buyer").

         WHEREAS, the Company desires to sell to Buyer, and Buyer desires to purchase from the Company, shares of Series B 8% Cumulative Convertible Preferred Stock, par value $.01 per share, of the Company (the "Series B Preferred Stock");

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Buyer hereby agree as follows:


                                   ARTICLE I

                            TERMS OF THE TRANSACTION

         1.1     Agreement to Sell and to Purchase Series B Preferred Stock.
On the terms and subject to the conditions set forth in this Agreement, the Company shall sell and deliver to Buyer, and Buyer shall purchase and accept from the Company at the times indicated below, the number of shares of Series B Preferred Stock equal to the sum of the following:

         (a) At the First Closing, 58,849,557 shares of Series B Preferred Stock; and

         (b) At the Second Closing, a number of shares of Series B Preferred Stock equal to the number of Unsubscribed Shares, if any, upon completion of the Rights Offering.

         All of the shares of Series B Preferred Stock sold by the Company to Buyer pursuant to this Section 1.1 are referred to collectively as the "Shares". All of the Shares of the Series B Preferred Stock shall be issued pursuant to the Statement of Resolution as set forth as Exhibit A hereto (the "Statement of Resolution").

         1.2 Purchase Price and Payment. The aggregate purchase price for the Shares at each of the First Closing and the Second Closing shall be equal to $2.26 per share times the total number of Shares to be purchased at the First Closing and the Second Closing, respectively, pursuant to Section 1.1 (the "Purchase Price"). The Purchase Price payable by Buyer for the Shares to be purchased by it shall be paid at the First Closing and the Second Closing, as applicable, in immediately available funds by confirmed wire transfer to a bank account to be designated by the Company (such designation to occur no later than the third Business Day prior to the First Closing Date and the Second Closing Date, respectively).

         1.3     Intent of the Parties.

         (a) The Company and Buyer intend that (i) the purchase and sale of the Shares at the First Closing pursuant to this Agreement shall be made in conjunction with the closing and funding of the loans to be provided under the New Senior Credit Agreement and the closing of the issuance of the New Notes, with the proceeds thereof to be used to pay in full all of the Companies' indebtedness under the Existing Credit Agreement, the 12 3/4% Notes, the Hugoton Notes and such other Existing Indebtedness as is mutually agreed upon by the Company and Buyer (the "Debt

Refinancing"), and (ii) the purchase and sale of the Shares at the Second Closing pursuant to this Agreement shall be made in conjunction with the closing of the Rights Offering. Any of the Shares that are purchased by Buyer at the Second Closing shall be Series B Preferred Stock rather than Series A Preferred Stock. The purchase and sale of the Shares, the Debt Refinancing and the Rights Offering are herein collectively referred to as the "Transaction". The Reverse Stock Split does not constitute part of the Transaction nor is the Transaction conditioned in any manner whatsoever on the Reverse Stock Split.

         (b) As used herein, the "Rights Offering" shall mean that certain distribution by the Company to each record holder of Common Stock, as of a record date after the Special Meeting Date to be set by the Company, of the transferable right (the "Rights") to purchase, at $2.26 per share, a pro-rata portion of approximately $132,000,000 (subject to rounding as set forth below) of Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share, of the Company (the "Series A Preferred Stock"). It is currently anticipated that in the Rights Offering (i) the Company will distribute .912 transferrable Rights with respect to each share of Common Stock outstanding as of the record date for the Rights Offering, at no cost to the record holders;
(ii) one Right plus $2.26 in cash will entitle the holder to purchase one share of Series A Preferred Stock; (iii) the Rights will be evidenced by transferable subscription certificates (provided that such rounding shall not cause the total purchase price of the Series A Preferred to exceed $132,500,000); (iv) no fractional Rights or cash in lieu thereof will be issued or paid, and the number of Rights distributed to each holder of Common Stock will be rounded up to the nearest whole number of Rights; (v) brokers, dealers and other nominees holding shares of Common Stock on the record date for more than one beneficial owner will be entitled to obtain separate subscription certificates for their beneficial owners so that they may each receive the benefit of rounding; and
(vi) each Right will also carry the right to subscribe at the $2.26 subscription price for additional shares of Series A Preferred Stock for which the other holders of Rights did not subscribe through the exercise of the basic subscription privileges (the "Excess Shares"), provided that (a) only Rights holders who exercise their basic subscription privilege in full will be entitled to exercise the oversubscription privilege and (b) if the Excess Shares are not sufficient to satisfy all over-subscriptions, the Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among those Rights holders exercising the oversubscription privilege.

         (c) The Company shall also submit to its shareholders a proposal for the adoption and approval of a reverse stock split with respect to all of the outstanding capital stock of the Company (the "Reverse Stock Split"). The shareholder vote required for the adoption and approval of the Reverse Stock Split shall be the vote required by Applicable Law, the Company's Articles of Incorporation, and the rules of the New York Stock Exchange. The Transaction is not conditioned in any manner whatsoever on shareholder approval or implementation of the Reverse Stock Split; provided, however, that in the event that the Company shall effectuate the Reverse Stock Split, the number of Shares sold and purchased hereunder and the purchase price thereof, and the number of shares of Series A Preferred Stock subject to the Rights and the exercise price thereof, shall be adjusted accordingly.





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
                                   ARTICLE II

                FIRST CLOSING, SECOND CLOSING AND CLOSING DATES

         The closing of the purchase and sale of the Shares pursuant to Section 1.1(a) and the closing of the Debt Refinancing contemplated hereby (the "First Closing"), and the closing of the purchase and sale of the Shares pursuant to
Section 1.1(b) and the Rights Offering contemplated hereby (the "Second Closing") shall take place (i) at the offices of the Company, 1400 Williams Square West, 5205 North O'Connor Boulevard, Irving, Texas, at 9:00 a.m., local time, on the third Business Day following the satisfaction or waiver (subject to Applicable Law) of each of the conditions to the obligations of the parties set forth in Articles VI and VII hereof to the First Closing and the Second Closing, respectively, or (ii) at such other times or places or on such other date or dates as the parties hereto shall agree. The date on which the First Closing is required to take place is herein referred to as the "First Closing Date" and the date on which the Second Closing is required to take place is herein referred to as the "Second Closing Date". All closing transactions at the First Closing shall be deemed to have occurred simultaneously, and all closing transactions at the Second Closing shall be deemed to have occurred simultaneously.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Buyer for itself and on behalf of the Companies, as of the date hereof, that:

         3.1 Corporate Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas and has all requisite corporate power and authority in all material respects to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve the Company are pending or, to the best knowledge of the Company, threatened.

         3.2 Qualification. Each of the Companies is duly qualified or licensed to do business as a foreign corporation or limited partnership and is in good standing in each jurisdiction in which the property owned, leased, or operated by it or the conduct of its business requires such qualification or licensing, except where the failure to do so would not have a Material Adverse Effect.

         3.3     Capitalization of the Company.

         (a) The authorized capital stock of the Company (i) as of the date hereof, consists of 100,000,000 shares of Common Stock, $.01 par value (the "Common Stock"), and 10,000,000 shares of preferred stock, $.01 par value, and
(ii) immediately before the issuance of the Shares at the First Closing and before the Reverse Stock Split, shall consist of 600,000,000 shares of the Common Stock and 500,000,000 shares of preferred stock. As of the date hereof,
(i) 64,050,009 shares of Common Stock (with associated preferred stock purchase rights issued pursuant to the Company's Rights Agreement dated as of July 6, 1995, as amended (the "Shareholder Rights Plan")) are outstanding and no shares of preferred stock are outstanding and (ii) 2,932,390 shares of Common Stock are reserved for issuance upon exercise of outstanding employee stock options and 1,000,000 shares of preferred stock are reserved for issuance in connection with the Shareholder Rights Plan. All outstanding shares of capital stock of the Company have been validly issued and are fully paid





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
and nonassessable, and no shares of capital stock of the Company are subject to, nor have any been issued in violation of, preemptive or similar rights.

         (b)     Except as set forth above in subparagraph (a) of this Section
3.3 and as contemplated by this Agreement, there are outstanding (i) no shares of capital stock or other voting securities of the Company; (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of the Company; (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue or sell, any shares of capital stock or other voting securities of the Company or any securities of the Company convertible into or exchangeable for such capital stock or voting securities; and (iv) other than employee compensation plans based on the Company's earnings and executive officer employment agreements, no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or any other securities of the type described in clauses
(i) - (iv) of the preceding sentence.

         3.4 Authority Relative to This Agreement. The Company has full corporate power and authority to execute, deliver, and perform this Agreement and to execute, deliver, and where applicable, perform the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and the execution, delivery, and where applicable, performance by it of the Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of the Company (other than the approval of the transactions contemplated in this Agreement by the shareholders of the Company in accordance with Applicable Law and the Company's Articles of Incorporation and the rules of the New York Stock Exchange). This Agreement has been duly executed and delivered by the Company and constitutes, and each Ancillary Document executed or to be executed by the Company has been, or when executed will be, duly executed and delivered by the Company and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally, and (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3.5 Noncontravention. Assuming shareholder approval as contemplated by Section 3.6, the execution, delivery, and performance by the Company of this Agreement and the execution, delivery, and where applicable, the performance by it of Ancillary Documents to which it is a party and the consummation by it of the Transaction do not and will not (i) conflict with or result in a violation of any provision of the Company's Amended and Restated Articles of Incorporation or the Company's Amended and Restated Bylaws, or the charter, bylaws, partnership agreement or other governing instruments of any Subsidiary, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any loss of material benefit, or of any right of termination, cancellation, or acceleration under, any Material Agreement,
(iii) except as contemplated by the terms of the New Senior Credit Facility, result in the creation or imposition of any Encumbrance upon the properties of the Company or any Subsidiary, or (iv) assuming compliance with the matters referred to in Section 3.6, violate any Applicable Law binding upon the Company or any Subsidiary, except, in the case of clauses (ii), (iii), and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations, or





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
Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery, and performance by the Company of this Agreement and the execution, delivery, and where applicable, the performance by it of Ancillary Documents to which it is a party and the consummation by it of the Transaction do not give rise to an event that causes the rights outstanding pursuant to the Shareholder Rights Plan to be or to become exercisable.

         3.6 Consents and Approvals. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by the Company or any Subsidiary in connection with the execution, delivery, or performance by the Company of this Agreement and the execution, delivery, and where applicable, performance of Ancillary Documents to which it is a party or the consummation of the Transaction, other than (i) the filing of any notification report and expiration or termination of any applicable waiting period that may be required under the HSR Act; (ii) the filing of the Statement of Resolution with the Secretary of State of the State of Texas; (iii) compliance with any applicable requirements of the Securities Act; (iv) compliance with any applicable requirements of the Exchange Act; (v) compliance with any applicable state securities laws; (vi) such filings as may be necessary or appropriate in connection with perfection of Encumbrances securing indebtedness under the New Senior Credit Facility; (vii) such filings as may be necessary or appropriate in connection with mergers of any of the Subsidiaries as contemplated pursuant to the Debt Refinancing; and (viii) such consents, approvals, orders, or authorizations which, if not obtained, and such declarations, filings, or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Section 3.6 of the Disclosure Schedule attached hereto (the "Disclosure Schedule"), no consent or approval of any person other than the Company, Buyer or any Governmental Entity is required to be obtained or made by the Company or any Subsidiary in connection with the execution, delivery, or performance by the Company of this Agreement and execution, delivery and, where applicable, performance of the Ancillary Documents to which it is a party or the consummation of the Transaction, other than (a) New York Stock Exchange approval for the listing of the Series A Preferred Stock and the Conversion Shares and the trading of the Rights, (b) such approvals as are required to be received from the shareholders of the Company, and (c) such consents, approvals, orders, or authorizations which, if not obtained, and such declarations, filings, or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect.

         3.7 Authorization of Issuance; Reservation of Shares. When issued and delivered pursuant to this Agreement against payment therefor, the Shares will have been duly authorized, issued and delivered and will be fully paid and nonassessable. During the period within which the Series B Preferred Stock may be converted, the Company will at all times have authorized and reserved for the purpose of issue upon conversion of the Series B Preferred Stock, a sufficient number of shares of Common Stock to provide for the conversion of the Series B Preferred Stock. All shares of Common Stock which are issuable upon conversion of the Shares (the "Conversion Shares") will, when issued, be validly issued, fully paid and nonassessable. The issuance of the Shares is not, and upon conversion of the Series B Preferred Stock the issuance of the Conversion Shares will not be, subject to any preemptive or similar rights.

         3.8     Subsidiaries.  (a)  Except as otherwise set forth in Section
3.8 of the Disclosure Schedule, the Company does not own, directly or indirectly, more than five percent of the capital stock or other securities of any corporation or partnership or have any direct or indirect equity or ownership interest of more than five percent in any other person, other than the Subsidiaries. Section 3.8 of the Disclosure Schedule lists each Subsidiary as of the date hereof and the jurisdiction of incorporation or formation of each Subsidiary. Each corporate Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and each partnership Subsidiary is a partnership duly formed and validly existing under the laws of the jurisdiction of its formation. Each Subsidiary has all requisite corporate or, in the case of a partnership Subsidiary, partnership power and corporate or, in the case of a partnership Subsidiary, partnership authority to own, lease, and operate its properties and to carry on its business as now being conducted. Except as otherwise indicated on Section 3.8 of the Disclosure Schedule, no actions or proceedings to dissolve any Subsidiary are pending.

         (b) Except as otherwise indicated on Section 3.8 of the Disclosure Schedule, all the outstanding capital stock or other equity interests of each Subsidiary is owned directly or indirectly by the Company, free and clear of all Encumbrances securing indebtedness for money borrowed and restrictions on voting, sale, transfer or disposition. All outstanding shares of capital stock of each corporate Subsidiary have been validly issued and are fully paid and nonassessable. All partnership interests of each partnership Subsidiary have been validly issued and are fully paid (to the extent required at such time). No shares of capital stock or other equity interests of any Subsidiary are subject to, nor have any been issued in violation of, preemptive or similar rights.

         (c) Except as set forth above in Section 3.8(b), there are outstanding (i) no shares of capital stock or other voting securities of the Subsidiaries; (ii) no securities of the Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities of any of the Subsidiaries; (iii) no options or other rights to acquire from any of the Subsidiaries, and no obligation of any of the Subsidiaries to issue or sell, any shares of capital stock or other voting securities of any of the Subsidiaries or any securities of the Subsidiaries convertible into or exchangeable for such capital stock or voting securities; and (iv) other than employee compensation plans based on the Subsidiaries' earnings and executive officer employment agreements, no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to the Subsidiaries. There are no outstanding contractual obligations of the Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or any other securities of the type described in clauses (i)-(iv) of the preceding sentence.

         3.9     Employee Benefit Plans and Other Agreements.

         (a) Section 3.9 of the Disclosure Schedule lists each "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (i) which is subject to any provision of ERISA, (ii) which is maintained, administered, or contributed to by the Company or any affiliate of the Company, and (iii) which covers any employee or former employee of the Company or any affiliate of the Company or under which the Company or any affiliate of the Company has any liability. The Company has made available to Buyer accurate and complete copies of such plans (and, if applicable, the related trust agreements) and all amendments thereto and written interpretations thereof, together with (i) the most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and (ii) the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to in this Section as the "Employee Plans". For purposes of this Section only, an "affiliate" of any person means any other person which, together with such person, would be treated as a single employer under Section 414(b), (c) and (m) of the Internal Revenue Code of 1986, as amended (the "Code"). The only Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2) of ERISA are identified as such in Section 3.9 of the Disclosure Schedule.





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
         (b) Except as otherwise identified on Section 3.9 of the Disclosure Schedule, (i) no Employee Plan constitutes a "multiemployer plan", as defined in Section 3(37) of ERISA (for purposes of this Section, a "Multiemployer Plan"), (ii) no Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code, (iii) no Employee Plan is subject to Title IV of ERISA or to the minimum funding standards of ERISA and the Code, and (iv) during the past five years, neither the Company nor any of its affiliates have made or been required to make contributions to any Multiemployer Plan. There are no accumulated funding deficiencies as defined in Section 412 of the Code (whether or not waived) with respect to any Employee Plan. Except as has been currently or previously reflected on the financial statements of the Company, neither the Company nor any affiliate of the Company has incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. There is no lien arising under ERISA against any of the assets of the Company or any Subsidiary. Neither the Company nor any Subsidiary or any director or officer of the Company or any Subsidiary is subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code that could have a Material Adverse Effect. There are no threatened or pending claims by or on behalf of the Employee Plans, or by any participant therein, alleging a breach or breaches of fiduciary duties or violations of Applicable Laws which could result in liability on the part of the Company, its officers or directors, or such Employee Plans, under ERISA or any other Applicable Law, and to the Company's knowledge, there is no basis for any such claim.

         (c)     Each Employee Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified since the date of its adoption, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Each Employee Plan has been maintained in all material respects in compliance with its terms and with the requirements prescribed by all Applicable Laws, including but not limited to ERISA and the Code, which are applicable to such Employee Plans.

         (d) Except as set forth in Schedule 3.9 to the Disclosure Schedule, there is no contract, agreement, plan, or arrangement covering any employee or former employee of the Company or any affiliate of the Company, that, individually or collectively, could give rise to the payment of any amount that would be an "excess parachute payment" within the meaning of
Section 280G of the Code.

         (e) There are no collective bargaining agreements or other labor union contracts applicable to any employees to or by which the Company or any Subsidiary is a party or is bound and no such agreement or contract has been requested by an employee or group of employees of the Company or any Subsidiary.

         (f) Except as otherwise set forth in Section 3.9 of the Disclosure Schedule or in the Company's Form 10-K for its fiscal year ended December 31, 1995, other than the payment of wages and salaries in accordance with the ordinary and usual payroll practices of the Company, there are no agreements, arrangements or understandings (written or oral, formal or informal) to which the Company or any Subsidiary is a party with any current or former director, officer, employee, consultant or advisor or any affiliate of any such person by which any such person shall receive any compensation, consideration or benefit of any kind (whether cash or property) from any of the Companies. Except as otherwise set forth in Section 3.9 of the Disclosure Schedule, no severance payment or incentive payment, or similar obligation will be owed by the Company or any Subsidiary to any of its respective directors, officers, or employees as a direct result of the negotiation and/or the consummation of the Transaction or any of the transactions constituting the

Transaction, nor will any such director, officer, or employee be entitled to severance payments or other similar benefits as a direct result of the Transaction in the event of the subsequent termination of his or her employment.

         3.10 SEC Filings. The Company has filed with the Securities and Exchange Commission (the "SEC"), and has made available to Buyer a complete and correct copy of, all forms, reports, schedules, statements, and other documents (excluding exhibits and preliminary material) required to be filed by it under the Securities Act, the Exchange Act, and all other federal securities laws, during the period from December 31, 1993 to the date of this Agreement. All forms, reports, schedules, statements, and other documents (including all amendments thereto) filed by the Company with the SEC, including the Proxy Statement and the Registration Statements at the time that such documents are filed in accordance with Section 5.6 and Section 5.9 hereof, respectively, are herein collectively referred to as the "SEC Filings". The SEC Filings, at the time filed, complied as to form in all material respects with all applicable requirements of federal securities laws. None of the SEC Filings, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading except as the same was corrected or superseded in a subsequent document duly filed with the SEC. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the SEC Filings present fairly in all material respects, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto and, in the case of the unaudited consolidated interim financial statements, except to the extent that preparation of such financial statements in accordance with generally accepted accounting principles is not required by applicable rules of the SEC), the consolidated financial position of the Company as of the dates thereof and its consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of any unaudited interim financial statements). No representations are made in this Section by the Company with respect to any information furnished by and relative to Buyer for inclusion in the Registration Statements or the Proxy Statement.

         3.11    Absence of Undisclosed Liabilities.  Except as set forth in
Section 3.11 of the Disclosure Schedule or to the extent disclosed in the SEC Filings filed prior to the date hereof, (a) as of December 31, 1995, neither the Company nor any Subsidiary had any liabilities or obligations (whether accrued, absolute, contingent, unliquidated, or otherwise) material to the Company and the Subsidiaries considered as a whole, and (b) since December 31, 1995, neither the Company nor any Subsidiary has incurred any such material liabilities or obligations, other than those incurred in the ordinary course of business consistent with past practice or pursuant to or as contemplated by this Agreement.

         3.12 Absence of Certain Changes. Since December 31, 1995, (i) there has not been any Material Adverse Effect, specifically including, without limitation, any event causing a material reduction (other than by production of reserves) in the aggregate total of the proved oil and gas reserves of the Company and its Subsidiaries, below the aggregate reserve totals reflected in the most recent reserve report prepared by the Company's engineers estimating the proved reserves attributable to the Company's oil and gas properties as of December 31, 1995 and as described in the Company's most recent Form 10-K for the fiscal year ended December 31, 1995 (the "Reserve Report") (provided that it is understood and agreed for all purposes of this Agreement that the receipt by the Company of any reserve report prepared by persons other than the Company, containing estimates of proved reserves less than the estimate thereof set forth in the Reserve





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
Report, shall not of itself be deemed to constitute such a material reduction, unless such other reserve report contains a materially lower estimate of proved reserves due to taking into account (A) a physical event occurring subsequent to the date of the Reserve Report or (B) additional interpretative data from that available at the time of the preparation of the Reserve Report that, in the case of (A) or (B), in the opinion of the Company's petroleum engineers, exercising their independent professional judgment, would cause such persons to materially reduce the estimates of proved reserves contained in the Reserve Report), (ii) neither the Company nor any Subsidiary has incurred any liability or engaged in any transaction that is material to the Company and its Subsidiaries taken as a whole, or entered into any Material Agreement, except in the ordinary course of business consistent with past practice, as contemplated by this Agreement or as disclosed in Section 3.12 of the Disclosure Schedule, or (iii) neither the Company nor any Subsidiary is in default under (and no event has occurred which with the lapse of time or action by a third party could result in a default under) any Material Agreement, except for (x) such defaults that have been waived or cured in all respects prior to the date hereof and (y) defaults as contemplated by the Company's Form 10-K for the fiscal year ended December 31, 1995, that may occur on and after the date hereof under the Existing Bank Debt or the 12 3/4% Notes.

         3.13  Compliance With Laws and Permits.  Except as set forth in
Section 3.13 of the Disclosure Schedule or as otherwise specified in Section
3.9 or Section 3.21, since March 31, 1992, (i) the Company and the Subsidiaries have complied with all Applicable Laws (including without limitation Applicable Laws relating to securities, properties, production of hydrocarbons, sales of hydrocarbons, employment practices, terms and conditions of employment, wages and hours, safety, occupational safety, product safety, and civil rights) other than violations which in the reasonable judgment of the Company, individually or in the aggregate, do not and will not have a Material Adverse Effect; (ii) each of the Companies has obtained and holds all material permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations of all Governmental Entities necessary for the lawful conduct of its business or the lawful ownership, use and operation of its assets; (iii) neither the Company nor any Subsidiary has received any written notice, which has not been dismissed or otherwise disposed of, that the Company or any Subsidiary has not so complied; and (iv) neither the Company nor any Subsidiary is charged or, to the best knowledge of the Company, threatened with, or, to the best knowledge of the Company, under investigation with respect to, any violation of any Applicable Law relating to any aspect of the business of the Company or any Subsidiary other than violations which in the reasonable judgment of the Company, individually or in the aggregate, do not and will not have a Material Adverse Effect.

         3.14 Litigation. The Company has delivered to Buyer an accurate list of all Proceedings pending or, to the best knowledge of the Company, threatened against or involving the Company or any Subsidiary (or any of their respective directors or officers in connection with the business or affairs of the Company or any Subsidiary) or any properties or rights of the Company or any Subsidiary as of the date hereof. Any and all probable and estimated liabilities of the Company and the Subsidiaries under such Proceedings are adequately covered (except for standard deductible amounts) by the existing insurance maintained by the Company or reserves established in the financial statements of the Company. The Company has no knowledge of any facts that are likely to give rise to any additional Proceedings that would reasonably be expected to have a Material Adverse Effect. As of the date hereof, there are no Proceedings pending or, to the best knowledge of the Company, threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the Transactions.

         3.15 Settlement Agreement. All applicable requirements of that certain Agreement of Compromise and Settlement dated September 20, 1995, among the Company, Boone Pickens and the parties referred to as the WDB Parties therein (the "Settlement Agreement") have been satisfied so that the issuance of stock to Buyer and upon the exercise of Rights in the Rights Offering as contemplated hereby will be classified as an "Endorsed Major Transaction" thereunder. To the knowledge of the Company, the Settlement Agreement is in full force and effect as of the date hereof. The Company has not entered into any amendment of the Settlement Agreement nor waived any of its rights with respect thereto, and the Company is not in default thereunder. As of the date hereof, to the knowledge of the Company, no WDB Party has initiated a "Solicitation Action" (as defined in the Settlement Agreement) or taken any actions in the nature of those which are restricted by Sections 4, 6(a), 6(c) or 7 of the Settlement Agreement (except that no representation or warranty is being made with respect to any letters to the Board of Directors from Joel L. Reed and Dorn Parkinson, in form and substance similar to the drafts thereof provided to Buyer on the date hereof).

         3.16 True and Complete Disclosure. Taken in the aggregate, all factual information (excluding estimates), including without limitation factual information contained in the Reserve Report and any other reserve report prepared by the Company in connection with the oil and gas properties of the Companies, heretofore or contemporaneously furnished by the Company to Buyer in writing for purposes of or in connection with this Agreement or the Transaction has been true and accurate in all material respects on the date as of which such information is dated and not incomplete by omitting to state any material fact necessary to make the statements of fact contained therein, in the light of the circumstances under which they were made, not misleading at such date. All financial forecasts prepared and furnished by the Company to Buyer were prepared in good faith on the basis of assumptions believed to be reasonable and data, information, tests or conditions believed to be valid or accurate or to exist at the time such forecasts were prepared.

         3.17 Books and Records. All books, records and files of the Companies (including those pertaining to the Companies' oil and gas properties, wells and other assets, those pertaining to the production, gathering, transportation and sale of hydrocarbons, and corporate, accounting, financial and employee records) (a) have been prepared, assembled and maintained in accordance with usual and customary policies and procedures and (b) fairly and accurately reflect in all material respects the ownership, use, enjoyment and operation by the Companies of their respective assets.

         3.18 Governmental Regulation. Neither the Company nor any Subsidiary is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. Neither the Company nor any Subsidiary has a similar status under any similar state laws or regulations of the type regulating public utilities.

         3.19    Investments and Guarantees.  Except as set forth in Section
3.19 of the Disclosure Schedule or in the SEC Filings filed prior to the date hereof, none of the Companies is a party to (i) any financial arrangement with respect to or creating any indebtedness to any person (other than indebtedness incurred in the ordinary course of business); (ii) any Material Agreement relating to the making of any advance to, or investment in, any person; or
(iii) any Material Agreement providing for a guaranty or other contingent liability with respect to any indebtedness for money borrowed or similar obligation of any person.

         3.20    Taxes.  Except as disclosed in Section 3.20 of the Disclosure
Schedule: (i) the Company and each Subsidiary have duly filed all federal, state, local, and foreign Tax Returns required to be filed by or with respect to them with the Internal Revenue Service or other applicable taxing authority when due (as extended pursuant to extensions with respect to such Tax Returns that have been requested or granted); (ii) the Company and each Subsidiary have paid, or adequately reserved against in the Company's financial statements, all Taxes due, or claimed by any taxing authority to be due, from or with respect to them, except Taxes that are being contested in good faith by appropriate legal proceedings and for which adequate reserves have been established in such financial statements; (iii) to the knowledge of the Company, there has been no issue raised or adjustment proposed (and none is pending) by the Internal Revenue Service or any other taxing authority in connection with any of the Tax Returns, except for (a) such adjustments as the Company has settled prior to the date of this Agreement with the Internal Revenue Service or applicable taxing authority, or (b) adjustments that are being contested in good faith by appropriate legal proceedings and for which adequate reserves have been established in the Company's financial statements (each of which is disclosed in Section 3.20 of the Disclosure Schedule); (iv) the Company and each Subsidiary have made all deposits required with respect to Taxes; and (v) no waiver or extension of any statute of limitations as to any federal Tax matter has been given by or requested from the Company or any Subsidiary.

         3.21 Environmental Matters. Except as set forth in Section 3.21 of the Disclosure Schedule:

         (a) Each of the Companies has conducted its business and operated its assets, and is conducting its business and operating its assets, in material compliance with all Applicable Laws pertaining to health, safety, the environment, Hazardous Material (as such term is defined in CERCLA), or Solid Wastes (as such term is defined in RCRA) (such Applicable Laws as they now exist or are hereafter enacted and/or amended are collectively, for purposes of this Section, called "Environmental Laws"), including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, for purposes of this Section, called "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, for purposes of this Section, called "RCRA");

         (b) None of the Companies has been notified by any Governmental Entity that any of the operations or assets of any of the Companies is the subject of any investigation or inquiry by any Governmental Entity evaluating whether any material remedial action is needed to respond to a release of any Hazardous Material or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Material;

         (c) None of the Companies and, to the Company's knowledge, no other person has filed any notice under any federal, state or local law indicating that (i) any of the Companies is responsible for the improper release into the environment, or the improper storage or disposal, of any Hazardous Material, or (ii) any Hazardous Material is improperly stored or disposed of upon any property of any of the Companies;

         (d) To the Company's knowledge, none of the Companies has any material contingent liability in connection with (i) the release into the environment at or on any property now or previously owned or leased by any of the Companies, or (ii) storage or disposal of any Hazardous Material;

         (e) In the last six years, none of the Companies has received any claim, complaint, notice, inquiry or request for information which remains unresolved as of the date hereof with respect to any alleged material violation of any Environmental Law or regarding potential material liability under any Environmental Law relating to operations or conditions or any facilities or property owned, leased or operated by any of the Companies;

         (f) To the Company's knowledge, no property now or previously owned, leased or operated by any of the Companies is listed on the National Priorities List pursuant to CERCLA or on any similar federal or state list as sites requiring investigation or cleanup;

         (g) To the Company's knowledge, none of the Companies is directly transporting, has directly transported, is directly arranging for the transportation of, or has directly transported, any Hazardous Material to any location which is listed on the National Priorities List pursuant to CERCLA or on any similar federal or state list or which is the subject of federal, state or local enforcement actions that may lead to material claims against such company for remedial work, damage to natural resources or personal injury, including claims under CERCLA;

         (h) There are no sites, locations or operations at which any of the Companies is currently undertaking any remedial or response action relating to any disposal or release of any Hazardous Material, as required by Environmental Laws; and

         (i) All underground storage tanks and solid waste disposal facilities owned or operated by the Companies are used and operated in material compliance with Environmental Laws.

         3.22 Insurance. Each of the Companies carry, and will continue to carry, insurance with reputable insurers (except as to self-insurance) in respect of such of their respective properties, in such amounts and against such risks as is customarily maintained by other persons of similar size engaged in similar businesses (which may include self-insurance in amounts customarily maintained by companies similarly situated or has been maintained in the past by the Companies.) None of such insurance was obtained through the use of materially false or misleading information or the failure to provide the insurer with all material information requested in order to evaluate the liabilities and risks insured. The Companies have not received any notice of cancellation or non-renewal of any insurance policies or binders.

         3.23 Oil and Gas Operations. In those instances in which any of the Companies serves as operator of a well that is currently a producing well or undergoing drilling operations, it has drilled and completed (if applicable) such well, and operated and produced such well, in accordance with generally accepted oil and gas field practices and in compliance in all material respects with applicable oil and gas leases and all Applicable Laws, except where any failure or violation could not reasonably be expected to have a Material Adverse Effect on the Companies. All proceeds from the sale of oil, gas and other hydrocarbons produced by the Companies are being received by the Companies in a timely manner and are not being held in suspense for any reason (except for amounts, individually or in the aggregate, not in excess of $500,000 and held in suspense in the ordinary course of business).

         3.24    Marketing of Production.  Except for contracts listed in
Section 3.24 of the Disclosure Schedule (with respect to all of which contracts the Company represents that it or its Subsidiaries are receiving a price for all production sold thereunder which is computed in accordance with the terms of the relevant contract), there exist no Material Agreements for the sale of production from the leasehold and other interests in oil, gas and other mineral properties owned, or otherwise held in the name of, the Companies (collectively, the "Oil and Gas Properties") (including without limitation, calls on, or other rights to purchase, production, whether or not the same are currently being exercised) other than (i) agreements or arrangements pertaining to the sale of production at a price equal to or greater than a price that is the market price from time to time existing in the areas where the Oil and Gas Properties subject to such agreement or arrangement are located, and (ii) agreements or arrangements that are cancelable on 60 days notice or less without penalty or detriment.

         3.25 Prepayments. Neither the Company nor any Subsidiary is obligated, by virtue of a prepayment arrangement, make-up right under a production sales contract containing a "take or pay" or similar provision, production payment or any other arrangement, to deliver hydrocarbons, or proceeds from the sale thereof, attributable to any of its properties at some future time without then or thereafter being entitled to receive payment of the contract price therefor, except where any such arrangement would not have a Material Adverse Effect.

         3.26 Gas Imbalances. Except as disclosed in the SEC Filings filed prior to the date hereof, neither the Company nor any Subsidiary had (i) any obligation to deliver gas from the Oil and Gas Properties (or cash in lieu thereof) to other owners of interests in those properties as a result of past production by the Company, any Subsidiary or any of their predecessors in excess of the share to which they were entitled nor (ii) any right to receive deliveries of gas from the Oil and Gas Properties (or cash in lieu thereof) from other owners of interests in those properties as a result of past production by the Company, any Subsidiary or any of their predecessors of less than the share to which they were entitled; in either case where any such gas imbalance would have a Material Adverse Effect.

         3.27 Customers and Suppliers. None of the current customers or suppliers of the Companies has refused, or communicated in writing that it will or may refuse, to purchase or supply products or services from or to the Companies or has communicated in writing that it will or may substantially reduce the amount of production, goods or services that it is willing to purchase from or supply to the Companies where any such refusal or reduction would have a Material Adverse Effect.

         3.28 Material Personal Property. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Company or any Subsidiary that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Company or any Subsidiary, in a manner consistent with the Company's or the Subsidiaries' past practices.

         3.29 Reserve Report. The Company acknowledges and agrees that Buyer has been provided with a copy of the Reserve Report. The Company's and each Subsidiary's ownership of the Oil and Gas Properties described in the Reserve Report entitle the respective owner to receive a percentage of the oil, gas and other hydrocarbons produced from each well or unit equal to not less than the percentage set forth in the Reserve Report as the "Net Revenue Interest" for such well or unit and cause the respective owner to be obligated to bear a percentage of the cost of operation of such well or unit not greater than the percentage set forth in the Reserve Report as the "Working Interest" for such well or unit, and to the extent such percentages of production which the respective owner is entitled to receive, and shares of expenses which the respective owner is obligated to bear, may change after the date of such report, such changes were properly reflected (based on reasonable assumptions) in preparing such report. The underlying historical information used for preparation of the Reserve Report was, at the time of delivery, true and correct in all material respects.

         3.30 Nonconsent Operations. Except as set forth in Section 3.30 of the Disclosure Schedule, there are no operations on the Oil and Gas Properties in which the Company's or any Subsidiary's commitment would have exceeded $1,000,000, being conducted as of January 1, 1995, or any time thereafter, in which the Company or any Subsidiary has elected not to participate.

         3.31 Intellectual Property. The Company and its Subsidiaries either own or have valid licenses or other rights to use all patents, copyrights, trademarks, software, databases, geological data, geophysical data, engineering data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of oil, gas, condensate and other hydrocarbons, with such exceptions as would not result in a Material Adverse Effect. There are no limitations contained in the agreements of the type described in the immediately preceding sentence which, upon consummation of the Transaction, will alter or impair any such rights, breach any such agreement with any third party vendor, or require payments of additional sums thereunder, except any such limitations that would not have a Material Adverse Effect. The Company and its Subsidiaries are in compliance in all material respects with such licenses and agreements and there are no pending or, to the best knowledge of the Company or any Subsidiary, threatened Proceedings challenging or questioning the validity or effectiveness of any license or agreement relating to such property or the right of the Company or any Subsidiary to use, copy, modify or distribute the same.

         3.32 Prior Securities Offerings. Since January 1, 1993, the Company has not sold any securities other than securities registered pursuant to the Securities Act.

         3.33 Private Offering of the Securities. Neither the Company nor anyone acting on its behalf has offered or will offer the Shares or any part thereof or any similar securities, other than the Series A Preferred Stock issuable pursuant to the Rights Offering, for issue or sale to, or has solicited or will solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Shares within the provisions of
Section 5 of the Securities Act.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to the Company that:

         4.1 Organization. Buyer is a limited partnership that is duly formed and validly existing as a limited partnership under the laws of the State of Texas.

         4.2 Authority Relative to This Agreement. Buyer has full power and authority to execute, deliver, and perform this Agreement and execute, deliver and, where applicable, perform the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Buyer of this Agreement and execution, delivery, and, where applicable, performance of the Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes, and each Ancillary Document executed or to be executed by Buyer has been, or when executed will be, duly executed and delivered by Buyer and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.3 Noncontravention. The execution, delivery, and performance by Buyer of this Agreement and the execution, delivery and, where applicable, performance of Ancillary Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not
(i) conflict with or result in a violation of any provision of the agreement of limited partnership of Buyer, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, agreement, or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of Buyer, or (iv) violate any Applicable Law binding upon Buyer, except, in the case of clauses (ii), (iii), and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations, or Encumbrances which would not, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations, or financial condition of Buyer or on the ability of Buyer to consummate the transactions contemplated hereby.

         4.4     Consents and Approvals.  Other than (i) any HSR Act filing and
(ii) filings required by the Exchange Act, no consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by Buyer or any of its partners in connection with the execution, delivery, or performance by Buyer of this Agreement. No consent or approval of any person other than any Governmental Entity is required to be obtained or made by Buyer or any of its partners in connection with the execution, delivery or performance by Buyer of this Agreement and the execution, delivery and, where applicable, performance of the Ancillary Documents to which it is a party.

         4.5     Purchase for Investment.

         (a) Buyer and each of its partners has been furnished with all information that it has requested for the purpose of evaluating the proposed acquisition of the Shares pursuant hereto, and Buyer (and each of its partners) has had an opportunity to ask questions of and receive answers from the Company regarding the Company and its business, assets, results of operations, financial condition and prospects and the terms and conditions of the issuance of the Shares.

         (b) Buyer is acquiring the Series B Preferred Stock solely by and for its own account, for investment purposes only and not for the purpose of resale or distribution; and neither Buyer nor any of its partners has any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or pledge to such person or anyone else any Series B Preferred Stock; and neither Buyer nor any of its partners has any present plans or intentions to enter into any such contract, undertaking or arrangement.

         (c) Buyer and each of its partners acknowledges and understands that (i) no registration statement relating to the Series B Preferred Stock (or the Conversion Shares or the shares of Series

A Preferred Stock into which the Series B Preferred Stock will be convertible) has been or is to be filed with the SEC under the Securities Act or pursuant to the securities laws of any state; (ii) the Series B Preferred Stock (and the Conversion Shares or the shares of Series A Preferred Stock into which the Series B Preferred Stock will be convertible) cannot be sold or transferred without compliance with the registration provisions of the Securities Act or compliance with exemptions, if any, available thereunder; (iii) the certificates representing the Shares will include a legend thereon that refers to the foregoing; and (iv) the Company has no obligation or intention to register the Series B Preferred Stock (or the Conversion Shares or the shares of Series A Preferred Stock into which the Series B Preferred Stock will be convertible) under any federal or state securities act or law; except to the extent in each case that the terms of the Registration Rights Agreement set forth as Exhibit B hereto shall otherwise provide.

         (d) Buyer and each of its partners (i) is an "accredited investor" as defined in Rule 501 of the rules promulgated pursuant to the Securities Act;
(ii) has such knowledge and experience in financial and business matters in general that it has the capacity to evaluate the merits and risks of an investment in the Series B Preferred Stock and to protect its own interest in connection with an investment in the Series B Preferred Stock; (iii) has such a financial condition that it has no need for liquidity with respect to its investment in the Series B Preferred Stock to satisfy any existing or contemplated undertaking, obligation or indebtedness; and (iv) is able to bear the economic risk of its investment in the Series B Preferred Stock for an indefinite period of time.

         (e) Buyer and each of its partners has relied upon its own independent investigations of the business of the Company or upon its own independent advisers in evaluating its investment in the Series B Preferred Stock, provided that in conducting such investigations, they and their advisers have relied upon the information furnished to them by the Company and the representations and warranties herein contained.

         (f) The agreement of limited partnership of Buyer requires that each Partner make substantially the same representations and warranties as set forth in this Section 4.5 in order to enable the Company to substantiate that the sale of the Series B Preferred Stock to Buyer shall be exempt from the registration provisions of the Securities Act.

         (g) The acquisition of the Shares by Buyer at the First Closing and the Second Closing, as applicable, shall constitute Buyer's confirmation of the foregoing representations.

         4.6 No Other Shares. Except for such rights as may be conferred on Buyer by this Agreement and the Ancillary Documents, neither Buyer, any of its partners nor any Affiliate of Buyer beneficially owns, directly or indirectly, any shares of capital stock or other securities of the Company or any of its Subsidiaries.

         4.7 Financial Resources. The Partnership has the financial resources available to it as are necessary to perform its obligations to acquire the Shares pursuant to the terms of this Agreement.

         4.8 Disclosure Documents. None of the written information furnished by Buyer before or after the date hereof pursuant to Section 5.17 for inclusion in either of the Registration Statements or the Proxy Statement will, at the time each such Registration Statement becomes effective or the prospectus included therein is first mailed to the Company's shareholders, or at the time the Proxy Statement is filed with the SEC or is first mailed to the Company's shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading. The representations and warranties contained in this Section 4.8 shall not apply to statements or omissions in the information furnished pursuant to Section 5.17 to the extent such information is based upon information furnished to Buyer by the Company.

         4.9 Brokerage Fees. Buyer has not retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of the sale by the Company and the purchase by Buyer of the Shares pursuant to this Agreement.

         4.10 True and Complete Disclosure. Taken in the aggregate, all factual information (excluding estimates) heretofore or contemporaneously furnished by Buyer to the Company in writing for purposes of or in connection with this Agreement or the Transaction has been true and accurate in all material respects on the date as of which such information is dated and not incomplete by omitting to state any material fact necessary to make the statements of fact contained therein, in the light of the circumstances under which they were made, not misleading at such date.

         4.11 Governmental Regulation. Buyer is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS


         5.1     Continuing Operations.   From the date of this Agreement to
the earlier of (i) the First Closing Date, or (ii) the termination of this Agreement in accordance with its terms (the "Interim Period"), the Company and its Subsidiaries shall conduct their business in the ordinary and usual course, and neither the Company nor any Subsidiary shall, without the prior consent of Buyer (which consent may be obtained in writing or by discussions, in person or by telephone, with an officer of the general partner of Buyer), except as expressly contemplated hereby:

                 (a) amend its charter or bylaws; split (including any reverse split), combine, or reclassify any shares of its capital stock; adopt resolutions authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of the Company or any Subsidiary; or make any other material changes in its capital structure;

                 (b) except in the ordinary course of business consistent with past practice, (i) incur any liability or obligation, (ii) become liable or responsible for the obligations of any other Person (other than wholly-owned Subsidiaries) or (iii) pay, discharge, or satisfy any claims, liabilities, or obligations (whether accrued, absolute, contingent, unliquidated, or otherwise, and whether asserted or unasserted), other than the payment, discharge, or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against in the financial statements; provided that, in no event shall any of the Companies enter into any settlement or compromise of any litigation or claims involving liability in excess of $500,000, without the prior written approval of Buyer;

                 (c) incur any indebtedness for borrowed money, except for borrowings under the Existing Credit Agreement;

                 (d)      make any loans or advances to any person, other than
         (i) advances to employees in the ordinary and usual course of business and (ii) transactions among or between the Companies with respect to cash management conducted in the ordinary and usual course of the Companies' business;

                 (e) declare or pay any dividend or make any other distribution with respect to its capital stock, other than dividends paid by any Subsidiary to another of the Companies in the ordinary and usual course of the Companies' business;

                 (f) issue, sell, or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any of its capital stock or other securities other than as contemplated herein or pursuant to stock options issued and outstanding as of the date hereof or purchase or otherwise acquire any of its capital stock, employee or director stock options or debt securities;

                 (g) subject to Encumbrance any of its assets or properties, other than those Encumbrances arising by operation of law or in the ordinary and usual course of business and those Encumbrances incurred to secure the Existing Indebtedness;

                 (h) other than in the ordinary course of business, sell, lease, transfer, or otherwise dispose of, directly or indirectly, any assets, or waive, release, grant, or transfer any rights of value;

                 (i) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof; create or make any investment in any subsidiary; or make any other investment or expenditure of a capital nature, other than any capital expenditure already included in the capital expenditure budget for the Companies for the period from March 31, 1996 through July 31, 1996, as previously provided to and approved by Buyer; provided that, the amount and timing of such capital expenditure must not vary in any material respect from that set forth in the approved budget;

                 (j) enter into, adopt, or (except as may be required by law) amend or terminate any collective bargaining agreement or any Benefit Plan; approve or implement any employee lay off or other personnel reorganization plans; approve or implement any employment severance arrangements (other than payments made under the Company's severance policy in accordance with past practice) or retain or discharge any officers and executive management personnel; authorize or enter into any employment, severance, consulting services or other agreement with any officers and executive management personnel; or except as set forth in Section 5.1 of the Disclosure Schedule, change the compensation or benefits provided to any director, officer, or employee as of February 1, 1996;

                 (k) enter into any contract, agreement, lease or other commitment which is material to the business, assets, properties, or financial position of the Companies; or amend, modify, or change in any material respect any of the agreements pertaining to the Existing

         Indebtedness or any other existing contract, agreement, lease or other commitment which is material to the business, assets, properties, or financial position of the Companies;

                 (l) enter into any speculative or commodity swaps, hedges or other derivatives transactions or purchase any securities for investment purposes, other than in connection with the Companies' cash management;

                 (m) authorize, enter into or amend any contract, agreement or other commitment with any director, officer, employee or other Affiliate (other than the Companies) pursuant to which any such person shall receive compensation, consideration or benefit of any kind (whether cash or property) from any of the Companies;

                 (n) adopt, approve or implement any annual general and administrative expense budget for the Companies for any period after July 31, 1996, or modify any of the Companies' existing general and administrative expense budgets in any material respect;

                 (o) enter into any contract not cancelable within 30 days providing for the sale of production from the Companies' oil and gas properties or obligating any of the Companies to pay for any services with respect to the Company's oil and gas properties except as contemplated by the capital budget for the Companies for the period from March 31, 1996 through July 31, 1996 described in clause (i) above; or

                 (p) grant any option or preferential right to purchase or enter into any other agreements that could adversely affect the marketability of any material asset of the Companies.

         5.2 Press Releases. Except as may be required by Applicable Law or by the rules of any national securities exchange, neither Buyer nor the Company shall issue any press release with respect to this Agreement or the Transaction without the prior consent of the other party (which consent shall not be unreasonably withheld under the circumstances). Any such press release required by Applicable Law or by the rules of any national securities exchange shall only be made after reasonable notice to the other party.

         5.3 Stock Exchange Listing. The Company shall use its reasonable best efforts to cause the Series A Preferred Stock and the Conversion Shares to be approved for listing on the New York Stock Exchange, subject to official notice of issuance (and, in the case of the Series A Preferred Stock, satisfactory distribution), prior to the Second Closing Date and to cause the Rights to be approved for trading thereon prior to the commencement of the Rights Offering.

         5.4     Fees and Expenses.

         (a) The Company shall be responsible for the payment of all expenses incurred by the Company in connection with the proposed Transaction, regardless of whether the Transaction closes, including, without limitation, all fees and expenses incurred in connection with the Registration Statements and the Proxy Statement and the fees and expenses of the Company's legal counsel and all third party consultants engaged by the Company to assist in the Transaction. Subject to receipt of appropriate documentation, the Company shall also reimburse Buyer for all out of pocket expenses reasonably incurred by Buyer in connection with the proposed Transaction (other than fees and expenses related to the letter of credit to be provided pursuant to Section 5.7), including, without limitation, the fees and expenses of Buyer's legal counsel and all third party consultants engaged by Buyer to assist in the Transaction, subject to the requirement that any such third party consultants other than accountants, oil and gas or environmental consultants, shall be subject to the approval of the Company, which approval will not be unreasonably withheld. Such reimbursements to Buyer shall be due at the Second Closing, or promptly following any earlier termination of this Agreement for any reason (including, without limitation, any termination of this Agreement by election of Buyer). Concurrently with the execution of that certain letter of intent (and attached term sheet) by and between the Company and Rainwater, Inc. dated February 28, 1996 (as amended by letter dated April 1, 1996, the "Letter of Intent"), the Company paid to Buyer the amount of $500,000 (the "Initial Payment"), which Initial Payment shall be credited against the fees and expenses otherwise owed to Buyer upon termination hereof or upon the Second Closing pursuant to this Section 5.4(a). To the extent that such Initial Payment exceeds the total of all such fees and expenses owed to Buyer following any termination hereof, such excess will be refunded to the Company.

         (b) The Company shall (i) at the First Closing pay Buyer the amount of $4,655,000 (provided, however, that if funds are not reasonably available at such time, then the Company shall pay such fee as promptly as practicable thereafter, but in no event later than the Second Closing), which amount constitutes 3.5% of the aggregate amount of Series B Preferred Stock that Buyer is obligated to purchase at the First Closing pursuant to this Agreement (i.e., 3.5% times $133,000,000); and (ii) at the Second Closing pay Buyer the amount of $4,620,000, which amount constitutes 3.5% of the aggregate amount of Series B Preferred Stock that Buyer could be obligated to purchase at the Second Closing pursuant to this Agreement (i.e., 3.5% times $132,000,000), less an amount, if any, by which the actual fees and expenses owed to Buyer by the Company as of the Second Closing Date pursuant to Section 5.4(a) above are less than the Initial Payment.

         (c) For so long as the Minimum Ownership Condition (as such term is defined in the Statement of Resolution) is satisfied, the Company shall pay Buyer $400,000 annually, due quarterly in arrears beginning September 30, 1996 (adjusted pro-rata for any period which is less than a full quarter), and reimburse Buyer annually (payable quarterly in arrears) for all fees and expenses reasonably incurred by Buyer in connection with monitoring the activities and operations of the Company (including, without limitation, those incurred in connection with the Debt Refinancing), up to a maximum of $50,000 for any calendar year (adjusted pro-rata for any period which is less than a full year), unless the Company shall have approved a greater amount. Buyer agrees that its principals and its Affiliates shall provide continuing analysis and assistance to the Company during the course of Buyer's investment, and it is acknowledged by the parties that the annual fee payable to Buyer pursuant to this Section 5.4(c) is in consideration of Buyer's obligations hereunder and also compensates Buyer for the time that its representatives (including executive officers of the general partner of Buyer) shall devote to Company affairs rather than other aspects of the business of Buyer and its general partner. Such amounts payable to Buyer pursuant to this Section 5.4(c) are in lieu of any transaction or success fees that might otherwise typically be charged for any such services performed in connection with specific transactions in which the Company may participate in the future.

         5.5 Brokers, etc. The Company shall be solely responsible for the payment of any amounts owed to Lehman Brothers Inc. in connection with the sale and purchase of the Shares as contemplated herein, and the Company shall be solely responsible for the payment of any commission or other compensation payable to any financial advisor, broker, agent, finder, or similar intermediary retained by or acting on behalf of the Company in connection with the consummation of the Debt Refinancing and the Rights Offering.

         5.6     Special Meeting; Proxy Statement.

         (a) The Company shall take all action necessary in accordance with Applicable Law and the Company's Articles of Incorporation and Bylaws to duly call, give notice of, convene and hold a special meeting of its shareholders (the "Special Meeting") as promptly as practicable after the date hereof to consider and vote upon the adoption and approval of the Transaction (including, without limitation, amendments to the Articles of Incorporation of the Company), to the extent such shareholder approval is necessary with respect to the effectuation of any part of the Transaction. The shareholder vote required for the adoption and approval of the Transaction shall be the vote required by Applicable Law, the Company's Articles of Incorporation, and the rules of the New York Stock Exchange, as represented by the Company in Section 3.4. The Board of Directors of the Company shall, subject to its fiduciary obligations to the Company's shareholders under Applicable Law, taking into account the advice of counsel, (i) recommend to the shareholders of the Company that they vote in favor of the adoption and approval of all matters necessary to effectuate the Transaction, (ii) use its reasonable best efforts to solicit from the shareholders of the Company proxies in favor of such adoption and approval, and (iii) take all other action reasonably necessary to secure a vote of the shareholders of the Company in favor of such adoption and approval. The Company shall also use its reasonable best efforts to obtain a statement from all of its officers and directors that own voting stock of the Company that such persons intend to vote all shares of voting stock of the Company owned by such shareholders in favor of the Transaction at the Special Meeting.


         (b) At the Special Meeting, the Board of Directors of the Company shall submit the Reverse Stock Split for the adoption and approval of the shareholders, and shall (i) recommend to the shareholders of the Company that they vote in favor of the adoption and approval of the Reverse Stock Split,
(ii) use its reasonable best efforts to solicit from the shareholders of the Company proxies in favor of such adoption and approval, and (iii) take all other action reasonably necessary to secure a vote of the shareholders of the Company in favor of such adoption and approval. The Company shall also use its reasonable best efforts to obtain a statement from all of its officers and directors that own voting stock of the Company that such persons intend to vote all shares of voting stock of the Company owned by such shareholders in favor of the Reverse Stock Split at the Special Meeting. The parties hereto recognize that, although the Reverse Stock Split shall be submitted to a vote of the shareholders of the Company at the Special Meeting, the Transaction is not conditioned in any manner whatsoever on shareholder approval of the Reverse Stock Split. In the event that the shareholders of the Company approve the Reverse Stock Split, the Company shall take all actions necessary to implement the Reverse Stock Split prior to the commencement of the Rights Offering.

         (c) As promptly as practicable after the date hereof, the Company shall prepare, shall file with the SEC under the Exchange Act, shall use all reasonable best efforts to have cleared by the SEC, and promptly thereafter shall mail to its shareholders, a proxy statement with respect to the Special Meeting. The term "Proxy Statement", as used herein, means such proxy statement and all related proxy materials and all amendments and supplements thereto, if any. Except to the extent otherwise determined in good faith by the Board of Directors of the Company in the exercise of its fiduciary duties, taking into account the advice of counsel, the Proxy Statement shall contain the recommendation of the Board that shareholders of the Company vote in favor of the adoption and approval of all matters necessary to effectuate the Transaction and the Reverse Stock Split. The Company shall notify Buyer promptly of the receipt of any comments on, or any requests for amendments or supplements to, the Proxy Statement by the SEC, and the Company shall supply Buyer with copies of all correspondence between it and its representatives, on the one hand, and the

SEC or members of its staff, on the other, with respect to the Proxy Statement. The Company, after consultation with Buyer, shall use its reasonable best efforts to respond promptly to any comments made by the SEC with respect to the Proxy Statement. The Company and Buyer shall cooperate with each other in preparing the Proxy Statement, and the Company and Buyer shall each use its reasonable best efforts to obtain and furnish the information required to be included in the Proxy Statement. The Company and Buyer each agrees promptly to correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Proxy Statement as so corrected to be filed with the SEC and to be disseminated promptly to holders of shares of the Common Stock, in each case as and to the extent required by Applicable Law.

         5.7 Debt Refinancing. The Company shall use its reasonable best efforts to promptly negotiate and enter into the New Senior Credit Facility together with one or more indentures for the New Notes, and such promissory notes, mortgages, security agreements, underwriting agreements and other definitive agreements and instruments required in connection with the Debt Refinancing, all of which shall be in form and substance reasonably satisfactory to Buyer (the "Debt Refinancing Documents") and to the extent the terms thereof are reflected in the Registration Statement, the Buyer will acknowledge that such terms as so reflected are satisfactory, subject to pricing of the New Notes, prior to the filing of such statement. It is acknowledged and agreed by the parties that for purposes hereof, the terms of the New Notes shall not be considered to be satisfactory by Buyer if the per annum rate of interest rate on the New Notes, on a weighted average basis, and the material terms of the New Notes are materially less favorable to the Company than the indicative terms set forth in the Sub-Debt Letter and in the other materials provided to the Company and Buyer by the underwriters contemplated to manage the offering of the New Notes during the course of the Company's review and negotiation of commitments for the Debt Refinancing. The Company shall use its reasonable best efforts to satisfy all requirements of the Debt Refinancing Documents; provided, however, that nothing contained in this Agreement shall be deemed to require any person to waive compliance with such documents. The obligations contained in this Section are not intended, nor shall they be construed, to benefit or confer any rights upon any person other than the parties hereto. Concurrently with the First Closing, the Company shall pay in full, through redemption, prepayment or defeasance, all outstanding indebtedness under the Hugoton Notes, the 12 3/4% Notes and the Existing Credit Agreement and such other portion of the Existing Indebtedness as is mutually agreed by the Company and Buyer, from cash on hand and funds to be received at the First Closing of the Transaction. In addition, Buyer agrees to comply with and to cause its Affiliates to comply with any reasonable requests of the lenders providing the New Senior Credit Facility with respect to providing a letter of credit, in favor of the Company, to secure Buyer's obligation to purchase Shares at the Second Closing.

         5.8 Rights Offering. The Company shall promptly prepare and submit to Buyer for review, a form of subscription agreement, subscription certificate and all other documents and instruments required in connection with the Rights Offering, all of which shall be in form and substance reasonably satisfactory to Buyer (the "Rights Offering Documents"). The Rights Offering Documents shall provide, among other things, that the Rights Offering shall be generally conducted in the manner described in Section 1.3(b) of this Agreement.

         5.9     Registration Statements.   As promptly as practicable after
the date hereof, the Company shall prepare and file with the SEC registration statements on Form S-3 for the purpose of registering under the Securities Act
(i) the offering, sale, and delivery of the securities issuable in the Rights Offering, and (ii) if required, the offering, sale and delivery of securities issuable in connection with the Debt Refinancing, in each case as necessary to effectuate the Transaction. The term "Registration Statements", as used herein, means such registration statements and all amendments and supplements thereto, if any. The Company shall use all reasonable best efforts to have the Registration Statements declared effective under the Securities Act as promptly as practicable after the Special Meeting. The Company shall notify Buyer promptly of the receipt of any comments on, or any requests for amendments or supplements to, the Registration Statements by the SEC, and the Company shall supply Buyer with copies of all correspondence between it and its representatives, on the one hand, and the SEC or members of its staff, on the other, with respect to the Registration Statements. The Company, after consultation with Buyer, shall use its reasonable best efforts to respond promptly to any comments made by the SEC with respect to the Registration Statements. The Company and Buyer each agrees promptly to correct any information provided by it for use in the Registration Statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause each Registration Statement (or the prospectus contained therein) as so corrected to be filed with the SEC and to be disseminated to the extent required by Applicable Law. The Company shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) reasonably required to be taken under any applicable state securities laws in connection with the issuance of securities pursuant to the Registration Statements.

         5.10    Exclusivity Agreement.

         (a) From the date of the Letter of Intent to the earlier of (i) the First Closing Date, or (ii) the termination of this Agreement in accordance with its terms (but not including upon or due to a breach of this Agreement by the Company) (the "Exclusivity Period"), the Company will not, and will use its reasonable best efforts to insure that its directors, officers, Affiliates and representatives (collectively with the Company, the "Company Parties") do not, directly or indirectly, solicit any offer from, initiate or engage in any discussions or negotiations with, or provide any information to, any person or group (other than Buyer and its Affiliates and their representatives and those persons agreed upon by the Company and Buyer to effectuate the Rights Offering and the Debt Refinancing as contemplated in this Agreement) concerning any possible proposal regarding a sale by the Company of its equity securities, or the issuance by the Company of debt and/or equity instruments in connection with refinancing its existing indebtedness (other than any issuance in connection with the restructuring of such indebtedness following a default in payment thereof), or a merger, consolidation, liquidation, business combination, sale of assets of the Company or other similar transaction involving the Company or a substantial portion of the assets of the Company (any of the foregoing is referred to herein as a "Company Transaction"); provided that, the Company Parties may:

                 (i) respond to any party that initiates discussions regarding a potential Company Transaction, solely to notify such party that it is engaged in the Transaction and will not engage in any further communications while pursuing the Transaction, except as permitted hereby;

                 (ii) respond to any unsolicited tender offer or exchange offer made by a third party to the extent required by Rule 14e-2(a) promulgated under the Exchange Act solely to recommend rejection of such offer and make such disclosures in connection therewith as are required by Rule 14d-9 promulgated under the Exchange Act; and

                 (iii) respond or take any other action with respect to any unsolicited tender or exchange offer made by a third party, to the extent required by Rules 14e-2(a) and 14d-9 promulgated under the Exchange Act, in any manner other than as permitted by the immediately preceding clause (ii), or respond to, engage in discussions or negotiations with, otherwise communicate with and provide information to a third party that initiates such communication or requests such information regarding a potential Company Transaction, but only if and to the extent that the Board of Directors of the Company has determined in good faith, taking into account the advice of its legal counsel and financial advisors, that its fiduciary duties to the Company's shareholders require the Company to respond to, communicate with or provide information to such third party regarding a potential Company Transaction (collectively, the "Exclusivity Exception").

         (b) The Company shall promptly advise Buyer orally and in writing of any inquiry or proposal by a third party regarding any Company Transaction. Any breach by the Company of its agreement contained in this Section 5.10 is herein referred to as an "Exclusivity Breach".

         5.11 Use of Proceeds. The funds received by the Companies at the First Closing and the closing of the Debt Refinancing, and the funds received by the Companies at the Second Closing and the closing of the Rights Offering, shall be applied at the First Closing and the Second Closing, respectively, to pay in full all of the Existing Indebtedness of the Companies and to pay costs and expenses of the Transaction, with the remaining funds to be used for working capital purposes.

         5.12 Notification and Amendment of Schedules. Each party hereto agrees to give prompt notice to the other party of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained herein to be untrue or inaccurate in any material respect at or prior to the First Closing and/or the Second Closing, as applicable, and (ii) any material failure to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder. In addition, each party agrees to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered prior to the First Closing Date which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 6.1 and 7.1 have been fulfilled, the Schedules hereto shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto; provided, however, that if the First Closing and the Second Closing shall occur, then all matters disclosed pursuant to any such supplement or amendment at or prior to the First Closing and the Second Closing shall be waived and no party shall be entitled to make a claim thereon pursuant to the terms of this Agreement.

         5.13    Access to Information.  During the Interim Period, the Company
(i) shall give Buyer and its authorized representatives reasonable access to the Company's employees, offices and other facilities, and all books and records of the Company and the Subsidiaries, (ii) shall permit Buyer and its authorized representatives to make such inspections as they may reasonably require to verify the accuracy of any representation or warranty contained in
Article III, and (iii) shall cause the Company's officers to furnish Buyer and its authorized representatives with such financial and operating data and other information with respect to the Company and the Subsidiaries as Buyer may from time to time reasonably request; provided, however, that no investigation pursuant to this Section shall affect any representation or warranty of the Company contained in this Agreement or in any agreement, instrument, or document delivered pursuant hereto or in connection herewith; and provided further that the Company shall have the right to have a representative present at all times.

         5.14 HSR Act Notification. To the extent it is determined that the HSR Act will be applicable to the Transaction, each of the parties hereto shall
(i) file or cause to be filed, as promptly as practicable after the execution and delivery of this Agreement and in no event later than ten Business Days after the date of this Agreement, with the Federal Trade Commission and the United States Department of Justice, all reports and other documents required to be filed by such party under the HSR Act concerning the transactions contemplated hereby and (ii) promptly comply with or cause to be complied with any requests by the Federal Trade Commission or the United States Department of Justice for additional information concerning the Transaction, in each case so that the waiting period applicable to this Agreement and the Transaction contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. Each party hereto agrees to request, and to cooperate with the other party or parties in requesting, early termination of any applicable waiting period under the HSR Act.

         5.15    Indemnification of Directors and Officers; Insurance.

         (a) For the period of six years from and after the First Closing Date, the Company shall indemnify, defend, and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes on or prior to the First Closing Date, an officer, director, or employee of the Company or any of the Subsidiaries (the "Covered Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities, or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding, or investigation based in whole or in part on acts or omissions, or alleged acts or omissions by, such person in his capacity as a director, officer, or employee of the Company or any of the Subsidiaries or as a prospective Series B Director (as such term is defined in the Statement of Resolution), whether pertaining to any matter existing or occurring at or prior to the First Closing Date and whether reasserted or claimed prior to, or at or after, the First Closing Date ("Covered Liabilities") and shall advance expenses and provide the benefit of self insurance by the Company to the Covered Parties in connection therewith, to the same extent that such Covered Party was entitled to indemnification, advancement of expenses and the benefit of such self insurance from the Company pursuant to Applicable Law, the Articles of Incorporation or Bylaws of the Company or by contract on or prior to the First Closing Date, provided that any Series B Director who is a Covered Party shall be entitled to indemnification for Covered Liabilities to the same extent as if such Series B Director had held office during the time that the Covered Liabilities arose.

         (b) In the event that the Company shall amend its Articles of Incorporation or Bylaws subsequent to the First Closing in any respect that would limit the availability of indemnification to persons who are officers, directors, or employees of the Company or any of the Subsidiaries, no such amendments shall limit or otherwise have any effect on the contractual right of the Covered Parties to receive indemnification pursuant to this Section 5.15. In addition, no such amendment to the Articles of Incorporation or Bylaws of the Company shall be made that would have an adverse effect on the Covered Parties unless such amendment affects equally the Covered Parties and all directors, officers and employees of the Company or any of the Subsidiaries who hold office at the time such amendment is enacted.

         (c) The Company shall, from and after the date of this Agreement and for four years from the First Closing Date, maintain in effect the current directors' and officers' liability insurance policies maintained by the Company (provided that the Company may substitute therefor policies no less favorable in terms and amounts of coverage so long as substitution does not result in gaps or lapses in coverage) with respect to matters occurring prior to the Second Closing Date; provided, however, that in no event shall the Company be required to expend pursuant to this Section more than an amount per year equal to 150% of current annual premiums paid by the Company for such insurance and, in the event the cost of such coverage shall exceed that amount, the Company shall purchase as much coverage as possible for such amount, and in any event the Company shall provide the Covered Parties with the same terms and amounts of coverage as the Company provides to those persons who are directors and officers of the Company at the time such policies terminate.

         (d) The Company shall amend its existing insurance coverage under the Company's current policies of directors' and officers' liability insurance, or obtain comparable replacement policies on terms no less favorable in terms of coverage and amounts than those in effect on the date hereof, so that Buyer's purchase of the Shares pursuant to this Agreement shall not constitute a "change of control" of the Company or otherwise cause any of the Covered Parties or any of persons who become officers, directors or employees of the Company on or after the First Closing Date to be excluded from the coverage provided by such insurance policies.

         (e)     In the event the Company or any of its successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company shall assume the obligations set forth in this Section 5.15. The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each person entitled to indemnification or insurance coverage pursuant to this Section, his heirs, and his representatives. The rights provided such persons under this Section shall be in addition to, and not in lieu of, any rights to indemnity that such persons may have under the Articles of Incorporation or Bylaws of the Company or any other provisions herein or in other agreements.

         (f) The defense of any claim, action, suit, proceeding, or investigation forming the basis for the Covered Liabilities shall be conducted by the Company. If the Company has failed to conduct such defense, the Covered Parties may retain counsel satisfactory to them and the Company shall pay all reasonable fees and expenses of such counsel for the Covered Parties promptly as statements therefor are received. The party not conducting the defense will use reasonable efforts to assist in the vigorous defense of any such matter, provided that such party shall not be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Covered Party wishing to claim indemnification under this Section, upon learning of any such claim, action, suit, proceeding, or investigation, shall notify the Company (but the failure of a party so to notify the Company shall not relieve the Company from any liability which it may have under this Section except to the extent such failure materially prejudices the Company). If the Company is responsible for the attorneys' fees of the Covered Parties, then the Covered Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Covered Parties.

         (g) If any provision or provisions of this Section 5.15 shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Section 5.15 shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal or unenforceable.

         5.16 Reasonable Best Efforts. Except as contemplated by Section 5.10(a)(iii) and subject to the fiduciary obligations of the directors of the Company to the shareholders of the Company under Applicable Law, each party hereto agrees that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement and will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper, or advisable under Applicable Laws to consummate the Transaction.

         5.17 Cooperation and Information. Buyer shall cooperate fully with the Company in connection with the preparation and filing of the Proxy Statement and the Registration Statements, and Buyer shall obtain and furnish to the Company in writing the information regarding Buyer, its Affiliates and the prospective Series B Directors required to be included (based upon the advice of its counsel) in the Proxy Statement and each Registration Statement.

         5.18 Agreement of Limited Partnership of Buyer. Within five days from the date hereof, Buyer will furnish to the Company a true and correct executed copy of the agreement of limited partnership of Buyer, substantially in the form provided to the Company as of the date hereof, executed by the partners of Buyer, which agreement shall provide that its partners are required to collectively make capital contributions in amounts sufficient to satisfy the obligations of Buyer to purchase the Shares at the First Closing and Second Closing, subject to no conditions other than the satisfaction of the conditions to closing set forth in Article VII hereof. After delivery of such agreement to the Company, Buyer and its partners shall not consent to the admission of any additional or substituted partners at any time prior to the consummation of the Second Closing. Buyer shall promptly furnish to the Company any amendment of such agreement of limited partnership. No such amendment to the agreement of limited partnership shall have the effect of changing the amount or in any material respect the timing of the capital contributions that the partners of Buyer are required to make to Buyer, or of amending or adding to the conditions to the obligations of the partners to make capital contributions; nor shall the partners of Buyer agree to any waiver thereunder that would have such an effect.

         5.19     Equity Maintenance of General Partner of Buyer.    During the
Interim Period and the period from the First Closing Date to the Second Closing Date, Buyer and its general partner will enforce that certain Equity Maintenance Agreement between the general partner and its sole shareholder, a copy of which has been provided to Buyer, and will not permit the amendment, waiver or termination of same, to the extent necessary in order to ensure that the general partner of Buyer shall have sufficient financial resources to the extent necessary to satisfy the obligations of Buyer to purchase the Shares at the First Closing and the Second Closing, respectively.


                                   ARTICLE VI

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY


         6.1 Conditions to First Closing. The obligations of the Company to consummate the transactions contemplated by this Agreement to be consummated at the First Closing shall be subject to the fulfillment on or prior to the First Closing Date of each of the following conditions:

         (a) Representations and Warranties True. All the representations and warranties of Buyer contained in this Agreement shall be true and correct on and as of the First Closing Date (except to the extent otherwise contemplated by this Agreement or the Ancillary Documents); provided, however, that (i) to the extent that any such representation or warranty is made as of a specified date, such representation or warranty shall have been true and correct as of such specified date, and (ii) with respect to each representation and warranty that is not otherwise qualified by its terms by a materiality standard (such as a qualification that a future condition have a Material Adverse Effect), this condition shall be satisfied if such representation or warranty shall be true and correct in all material respects.

         (b) Covenants and Agreements Performed. Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the First Closing Date.

         (c) Opinion of Counsel. The Company shall have received an opinion of legal counsel to Buyer, dated the First Closing Date, in form reasonably satisfactory to the Company, covering those matters set forth in
Exhibit 6.1(c) attached hereto, subject to customary assumptions, limitations and exclusions.

         (d) HSR Act. To the extent that the HSR Act is applicable to the Transaction, all waiting periods (and any extensions thereof) applicable to this Agreement and the Transaction under the HSR Act shall have expired or been terminated.

         (e) Legal Proceedings. On the First Closing Date, other than suits to enforce this Agreement, there shall not be (i) any effective injunction, writ, or temporary restraining order or any other order of any nature issued by a court or Governmental Entity of competent jurisdiction directing that any aspect of the Transaction not be consummated, (ii) any Proceeding pending or threatened in writing in which it is or may be sought to prohibit, substantially delay, or rescind this Agreement, the Debt Refinancing Documents, the Rights Offering Documents or any aspect of the Transaction or to obtain an award of damages in connection with the Transaction and which, in the good faith judgment of either of the parties, is material, or (iii) any Proceedings pending against the Companies which, in the good faith judgment of either of the parties, would be expected to have a Material Adverse Effect.

         (f) Shareholder Approvals. The holders of the requisite number of shares of outstanding capital stock of the Company shall have duly and validly approved all items necessary to effectuate the Transaction to the extent that shareholder approval is required.

         (g) Stock Exchange Listing. The Series A Preferred Stock and the Conversion Shares shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance (and, in the case of the Series A Preferred Stock, satisfactory distribution). The Rights shall have been approved for trading on the New York Stock Exchange, subject to official notice of issuance.

         (h) Completion of Debt Refinancing. All conditions precedent to the closing of the Debt Refinancing, as outlined in the Senior Debt Commitment, including the execution and delivery of the Debt Refinancing Documents, the funding of the loans to be provided under the New Senior Credit Facility and the issuance of the New Notes, shall have been satisfied or duly waived and such closing shall occur simultaneously with the First Closing.

         (i) Certificate. The Company shall have received a certificate executed by a duly authorized person on behalf of Buyer dated the First Closing Date, representing and certifying, in such detail as the Company may reasonably request, that the conditions set forth in this Section 6.1 have been fulfilled.

         6.2 Conditions to Second Closing. The obligations of the Company to consummate the transactions contemplated by this Agreement to be consummated at the Second Closing shall be subject to the fulfillment on or prior to the Second Closing Date of each of the following conditions:

         (a) Consummation of First Closing. The First Closing shall have occurred prior to the Second Closing Date.

         (b) Completion of Rights Offering. Either (i) the Rights Offering shall have commenced and expired and the number of Unsubscribed Shares shall have been determined, or (ii) a period of not more than 120 days nor less than 60 days shall have elapsed since the First Closing Date, the length of such period to be established in accordance with the requirement of the Debt Refinancing Documents.


                                  ARTICLE VII

                       CONDITIONS TO OBLIGATIONS OF BUYER

         7.1 Conditions to First Closing. The obligations of Buyer to consummate the transactions contemplated by this Agreement to be consummated at the First Closing shall be subject to the fulfillment on or prior to the First Closing Date of each of the following conditions:

         (a) Representations and Warranties True. All the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the First Closing Date (except to the extent otherwise contemplated by this Agreement or the Ancillary Documents); provided, however, that (i) to the extent that any such representation or warranty is made as of a specified date, such representation or warranty shall have been true and correct as of such specified date, and (ii) with respect to each such representation and warranty that is not otherwise qualified by its terms by a materiality standard (such as a qualification that a future condition have a Material Adverse Effect), this condition shall be satisfied if such representation or warranty shall be true and correct in all material respects.

         (b) Covenants and Agreements Performed. The Company shall have performed and complied with the agreement contained in Section 5.1 at all times during the Interim Period, and the Company shall have performed and complied in all material respects with all other covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the First Closing Date.

         (c) Opinion of Counsel. Buyer shall have received an opinion of legal counsel to the Company, dated the First Closing Date, in form reasonably satisfactory to Buyer, covering those matters set forth in Exhibit 7.1(c) attached hereto, subject to customary assumptions, limitations and exclusions.

         (d) Legal Proceedings. On the First Closing Date, other than suits to enforce this Agreement, there shall not be (i) any effective injunction, writ, or temporary restraining order or any other order of any nature issued by a court or Governmental Entity of competent jurisdiction directing that any aspect of the Transaction not be consummated, (ii) any Proceeding pending or threatened in writing in which it is or may be sought to prohibit, substantially delay, or rescind this Agreement, the Debt Refinancing Documents, the Rights Offering Documents or any aspect of the Transaction or to obtain an award of damages in connection with the Transaction and which, in the good faith judgment of either of the parties, is material, or (iii) any Proceedings pending against the Companies which, in the good faith judgment of either of the parties, would be expected to have a Material Adverse Effect.

         (e) HSR Act. To the extent that the HSR Act is applicable to the Transaction, all waiting periods (and any extensions thereof) applicable to this Agreement and the Transaction under the HSR Act shall have expired or been terminated.

         (f) Shareholder Approvals. The holders of the requisite number of shares of outstanding capital stock of the Company shall have duly and validly approved all items necessary to effectuate the Transaction to the extent that shareholder approval is required.

         (g) No Adverse Changes. Since the date of this Agreement, there shall not have been any Material Adverse Effect, other than as a result of changes in oil and gas prices, but specifically including, without limitation, any material reduction (other than by production of reserves) in the aggregate total of the proved oil and gas reserves of the Company, below the aggregate reserve totals reflected in the Reserve Report which, in the good faith judgment of Buyer, makes it inadvisable for Buyer to proceed with the consummation of the Transaction; provided that it is understood and agreed for all purposes of this Agreement that the receipt by the Company of any reserve report prepared by persons other than the Company, containing estimates of proved reserves less than the estimate thereof set forth in the Reserve Report, shall not of itself be deemed to constitute such a material reduction, unless such other reserve report contains a materially lower estimate of proved reserves due to taking into account (A) a physical event occurring subsequent to the date of the Reserve Report or (B) additional interpretative data from that available at the time of the preparation of the Reserve Report that, in the case of (A) or (B), in the opinion of the Company's petroleum engineers, exercising their independent professional judgment, would cause such persons to materially reduce the estimates of proved reserves contained in the Reserve Report.

         (h) Completion of Debt Refinancing. All conditions precedent to the closing of the Debt Refinancing, as outlined in the Senior Debt Commitment, including the execution and delivery of the Debt Refinancing Documents, the funding of the loans to be provided under the New Senior Credit Facility and issuance of the New Notes, shall have been satisfied or duly waived and such closing shall occur simultaneously with the First Closing.

         (i) Commencement of Rights Offering; Stock Exchange Listing. The Rights Offering Documents shall have been substantially completed (other than for such amendments to the Rights Offering Documents as are necessary to reflect the consummation of the transactions contemplated at the First Closing), and all other conditions precedent to the commencement of the Rights Offering (other than the declaration by the SEC of effectiveness of the Rights Offering Registration Statement) shall have been satisfied at the First Closing so that the Rights Offering may be commenced as promptly as practicable following the First Closing. The Series A Preferred Stock and the Conversion Shares shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance (and, in the case of the Series A Preferred Stock, satisfactory distribution). The Rights shall have been approved for trading on the New York Stock Exchange, subject to official notice of issuance.

         (j)     Resignations and Elections of Directors.   All but three
members of the Company's current Board of Directors shall have submitted written resignations to become effective at the First Closing Date so that immediately upon Buyer's purchase of the Shares, Buyer may, by execution and delivery of a written consent, elect four members of the Board of Directors effective as of the

First Closing Date. In addition, the current Board of Directors shall have duly approved the nomination of such four persons designated by Buyer but only to the extent such persons are not Richard Rainwater, Darla Moore, Kenneth Hersh and Philip Smith.

         (k)     Amendment of Articles and Bylaws.   The Articles of
Incorporation and/or Bylaws of the Company and each of its Subsidiaries will have been amended on or prior to the First Closing Date in a form acceptable to the Company and Buyer in order to effectuate the Transaction contemplated herein, including, without limitation, such amendments to the Bylaws of the Company as will establish the Board of Directors at seven members. None of the provisions of the Articles of Incorporation or Bylaws of the Company shall prohibit or restrict the authority of the Board of Directors, by action of a majority of its members, from amending the Company's Bylaws, provided that the Bylaws may provide (and may be amended after the date hereof to provide) that
(i) the number of directors shall not be less than seven (plus any directors elected by the Series A Preferred Stock pursuant to the rights of the holders of such stock to elect two directors in the event of certain dividend arrearages), (ii) each committee of the Board of Directors shall be constituted so as to provide that at least one member of each committee will be one of the directors as to which the holders of Common Stock are entitled to vote (and such directors shall be entitled to determine the identity of their representative on such committee), (iii) any two directors shall be entitled to call a special meeting of the Board of Directors and (iv) none of such provisions shall be amended by action of the Board of Directors without the unanimous vote or consent of all directors.

         (l) Directors and Officers Insurance. Each of the representatives of Buyer serving on the Board of Directors of the Company shall receive the same insurance coverage under the Company's director and officer insurance policies as the Company's directors receive as of the date hereof (including coverage for liabilities arising before the date of taking office to the extent arising from such person's status as a prospective director of the Company), such policies shall be in full force and effect in accordance with their terms in existence as of the date of this Agreement, except to the extent such policies are required to be amended pursuant to Section 5.15(d) hereof, and the Company shall have provided to Buyer a copy of such policies together with the riders and schedules thereto which evidence compliance with this condition.

         (m) Certificates. Buyer shall have received a certificate or certificates representing the Shares purchased at the First Closing, in definitive form representing the Shares, registered in the name of Buyer and duly executed by the Company.

         (n) Officer Certificate. Buyer shall have received a certificate executed on behalf of the Company by the chief executive officer or the chief financial officer of the Company, dated the First Closing Date, representing and certifying, in such detail as Buyer may reasonably request, that the conditions set forth in this Section 7.1 have been fulfilled.

         7.2 Conditions to Second Closing. The obligations of Buyer to consummate the transactions contemplated by this Agreement to be consummated at the Second Closing shall be subject to the fulfillment on or prior to the Second Closing Date of each of the following conditions:

         (a) Consummation of First Closing. The First Closing shall have occurred prior to the Second Closing Date.

         (b) Completion of Rights Offering. Either (i) the Rights Offering shall have commenced and expired and the number of Unsubscribed Shares shall have been determined, or (ii) a period of not more than 120 days nor less than 60 days shall have elapsed since the First Closing Date, the length of such period to be established in accordance with the requirements of the Debt Refinancing Documents.


                                  ARTICLE VIII

                       TERMINATION, AMENDMENT, AND WAIVER

         8.1 Termination Prior to First Closing. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the First Closing in the following manner:

         (a)     by mutual written consent of the Company and Buyer; or

         (b) by the Company or Buyer after November 30, 1996 if the First Closing shall not have occurred by the close of business on such date, so long as the failure to consummate the transactions contemplated to be consummated at the First Closing on or before such date does not result from a breach of this Agreement by the party seeking termination of this Agreement; or

         (c) by the Company, if (i) any of the representations and warranties of Buyer contained in this Agreement shall not be true and correct when made or at any time prior to the First Closing as if made at and as of such time, except (A) as contemplated hereby or (B) with respect to each representation and warranty that is not otherwise qualified by its terms by a materiality standard (such as a qualification that a future condition have a Material Adverse Effect), such representation and warranty shall not be true and correct in all material respects, or (ii) Buyer shall have failed to fulfill any of its obligations in this Agreement in all material respects; and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within five days of actual knowledge thereof by Buyer; or

         (d) by Buyer, if (i) any of the representations and warranties of the Company contained in this Agreement shall not be true and correct when made or at any time prior to the First Closing as if made at and as of such time, except (A) as contemplated hereby or (B) with respect to each representation and warranty that is not otherwise qualified by its terms by a materiality standard (such as a qualification that a future condition have a Material Adverse Effect), any such representation and warranty shall not be true and correct in all material respects, (ii) the Company shall have failed to fulfill any of its obligations under Section 5.1, or (iii) the Company shall have failed to fulfill any of its obligations in this Agreement (other than those obligations set forth in Section 5.1) in all material respects; and, in the case of each of clauses (i), (ii) and (iii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within five days of actual knowledge thereof by the Company; or

         (e)     by Buyer at any time following (i) an Exclusivity Breach, or
(ii) the invoking by the Board of Directors of the Company of the Exclusivity Exception;

         (f) by Buyer at any time (i) following any breach of the representation and warranty contained in Section 3.15 (regardless of whether the breach of such representation and warranty is caused by the Company or a WDB Party), or (ii) in the event that any WDB Party shall have (A) initiated, prior to the Special Meeting, a "Solicitation Action" (as defined in the Settlement Agreement) (other than giving notice to the Company pursuant to the Company's Bylaws of an intention to nominate directors at the Company's 1996 annual meeting of stockholders together with any information with respect to such nominees as is required by the Bylaws), or
(B) breached the Settlement Agreement or taken any actions in the nature of those which are restricted by Sections 4, 6(a), 6(c) or 7 of the Settlement Agreement, which Solicitation Action, breach or other action described in clause (A) or (B) is in Buyer's good faith judgment materially adverse to Buyer or the Transaction (it being acknowledged by Buyer that letters to the Board of Directors from Joel L. Reed and Dorn Parkinson, in form and substance similar to the drafts thereof provided to Buyer on the date hereof, and any subsequent inclusion of such letters in the Proxy Statement shall not give rise to any right to terminate this Agreement pursuant to this subsection (f)); or


         (g) by the Company, if at any time the Board of Directors of the Company has determined in good faith that the Exclusivity Exception should be invoked and that the Company should pursue a potential Company Transaction not solicited by the Company and the Company shall have made the payment to Buyer required by Section 8.3; or

         (h) by the Company or Buyer, if the shareholders of the Company shall have rejected at a meeting the matters contained in the Proxy Statement that are necessary in order to adopt and approve the Transaction; or

         (i)     by Buyer or the Company, upon the occurrence of a Bankruptcy
Event;

         (j) by Buyer, upon the occurrence of any default by the Company or its Subsidiaries under the Existing Bank Debt or the 12 3/4% Notes if any holder of any indebtedness pursuant to the Existing Bank Debt or the 12 3/4% Notes, or any trustee or representative thereof, shall have taken any steps to accelerate any such indebtedness or shall have commenced the exercise of any remedies permitted pursuant to the agreements or other instruments creating such indebtedness.

         8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1 by the Company, on the one hand, or Buyer, on the other, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, except that the provisions contained in this Article VIII, Article IX and in Sections 5.4 and 5.5 shall survive the termination hereof. Nothing contained in this Section shall relieve any party from liability for any breach of this Agreement.

         8.3     Termination Fee; Break-Up Fee.

         (a) The Company agrees that on the date of termination of this Agreement by Buyer pursuant to Section 8.1(e)(ii) or Section 8.1(f) or on the date of the termination of this Agreement by the Company pursuant to Section 8.1(g), (i) the Company will pay to Buyer a partial termination fee in the amount of (A) $300,000 in cash, in the case of a termination pursuant to
Section 8.1(e)(ii) or Section 8.1(g), or (B) $500,000 in cash, in the case of a termination pursuant to Section 8.1(f), which such fee is in addition to the fees and expenses for which the Company is obligated to reimburse Buyer pursuant to Section 5.4, and (ii) if the Company subsequently participates in any Company Transaction within a one year period following the termination of this Agreement, or in any Company Transaction with a third party with whom the Company communicated during the Exclusivity Period as a result of invoking the Exclusivity Exception (regardless of the date of the closing of such transaction), the Company will pay a fee to Buyers at the time of the closing of such transaction in the amount of $2,700,000 cash.

         (b) The parties acknowledge that it would be difficult to establish the amount of actual damages that Buyer would incur as a result of the occurrence of any Exclusivity Breach. Therefore, in addition to the fees and expenses for which the Company is obligated to reimburse Buyer pursuant to
Section 5.4, the Company agrees that upon any termination of this Agreement pursuant to Section 8.1(e)(i) as a result of an Exclusivity Breach (i) the Company will on the date of such termination, pay as partial liquidated damages to Buyer, the amount of $500,000 in cash, and (ii) if the Company shall subsequently participate in any Company Transaction within a one year period following the termination of this Agreement, or in any Company Transaction with a third party with whom the Company communicated during the Exclusivity Period in breach of Section 5.10 (regardless of the date of the closing of such transaction), the Company will pay liquidated damages to Buyer at the time of the closing of such transaction in the amount of $3,500,000 cash.

         8.4 Amendment. This Agreement may not be amended except by an instrument in writing signed by or on behalf of all the parties hereto.

         8.5 Waiver. No failure or delay by a party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The provisions of this Agreement may not be waived except by an instrument in writing signed by or on behalf of the party against whom such waiver is sought to be enforced.

                                   ARTICLE IX

                          SURVIVAL OF REPRESENTATIONS;
                                INDEMNIFICATION

         9.1 Survival. The representations and warranties of the parties hereto contained in Articles III and IV of this Agreement or in any certificate delivered pursuant to Section 6.1(i) or 7.1(n) hereof shall survive the First Closing and the Second Closing, respectively, regardless of any investigation made by or on behalf of any party, until the second anniversary of the First Closing Date (the "Survival Date".) No action may be brought with respect to a breach of any representation after the Survival Date unless, prior to such time, the party seeking to bring such an action has notified the other parties of such claim, specifying in reasonable detail the nature of the loss suffered. The provisions of this Section 9.1 shall have no effect upon any of the covenants of the parties set forth in Article V or any of the other obligations of the parties hereto under the Agreement, whether to be performed later, at or after the First Closing or the Second Closing, as applicable.

         9.2     Indemnification by Company.

         (a) The Company shall indemnify, defend, and hold harmless Buyer, Richard E. Rainwater, their respective Affiliates and each of their respective directors, officers, employees and agents (collectively, the "Indemnified Parties") from and against any and all Indemnified Liabilities, REGARDLESS OF WHETHER SUCH INDEMNIFIED LIABILITIES ARE CAUSED BY THE NEGLIGENCE OF AN INDEMNIFIED PARTY; provided however, that the Company shall not be obligated to indemnify an Indemnified Party with respect to any Indemnified Liabilities to the extent it is ultimately determined by a final non-appealable judgment of a court of competent jurisdiction that such Indemnified Liabilities were caused by the gross negligence, willful misconduct or material breach of this Agreement of or by such Indemnified Party.

         (b) At the written request of an Indemnified Party, the Expenses incurred by an Indemnified Party in connection with any Proceeding, other than as provided in subparagraph (c), shall be paid by the Company as and when incurred by the Indemnified Party in advance of the final disposition of such Proceeding upon receipt by the Company of an undertaking by or on behalf of an Indemnified Party to repay promptly such amount to the extent that it is ultimately determined that an Indemnified Party is not entitled to be indemnified by the Company (a "Repayment Undertaking"). The request for advancement of Expenses by an Indemnified Party and the Repayment Undertaking need not be secured. Any advancement of Expenses shall be made no later than 20 days after receipt by the Company of the Repayment Undertaking from the Indemnified Party, and is required to be made notwithstanding any allegation by the Company or any other person that an Indemnified Party is not entitled to Indemnification pursuant to the exception set forth in subparagraph (a) hereof.

         (c) Notwithstanding any other provisions herein, the Company shall not be obligated hereunder to indemnify or advance Expenses to an Indemnified Party with respect to any Proceeding, or any claim therein, brought or made
(i) by an Indemnified Party against the Company, other than a Proceeding, or a claim therein, made by an Indemnified Party in connection with successfully establishing or enforcing his right of indemnification or to receive advancement of Expenses, in whole or in part, hereunder, or (ii) by the Company against Buyer pursuant to Section 9.3 hereof.

         (d) No indemnification shall be required to be made by the Company pursuant to this Article IX with respect to any Indemnified Liabilities exclusively arising out of or resulting from claims made by Buyer (and not any third party claims for which an Indemnified Party seeks indemnity) based upon the breach of the representations and warranties of the Company contained in
Article III hereof or the certificate delivered pursuant to Section 7.1(n) hereof, unless each such Indemnified Liability equals or exceeds $50,000 and except to the extent the aggregate amount of all such Indemnified Liabilities incurred by the Indemnified Parties arising out of or resulting from such breaches (whether asserted, resulting, imposed, or incurred before, on, or after the First Closing Date) exceeds $500,000.


         (e)     (i)      Promptly after receipt by an Indemnified Party of
         notice of the commencement of any Proceeding against an Indemnified Party with respect to which an Indemnified Party demands indemnification or advancement of Expenses hereunder, such Indemnified Party shall promptly notify the Company in writing of the commencement thereof, provided that the failure to so notify the Company shall not relieve it from any liability that it may have to an Indemnified Party, except to the extent that such failure has materially prejudiced the Company's ability to provide a defense in the Proceeding. The Company shall have the right to assume the defense of any such Proceeding, but the Indemnified Parties collectively shall have the right, at the expense of the Company, to retain not more than one counsel of their choice to represent the Indemnified Parties in such Proceeding. The counsel for the Indemnified Parties may participate in, but not control, the defense of such Proceeding.

                 (ii) The indemnity provided for herein shall cover the amount of any settlements entered into by an Indemnified Party in connection with any claim for which an Indemnified Party may be indemnified hereunder; provided that, no settlement binding on an Indemnified Party may be made without the consent of an Indemnified Party and the Company (which consent shall not be reasonably withheld).

                 (iii) Any indemnification hereunder shall be made no later than 45 days after receipt by the Company of the written request of the Indemnified Party.

         (f) If an Indemnified Party is entitled under any provision hereof to indemnification or to receive advancement by the Company for some or a portion of the Expenses, judgments, fines or amounts paid in settlement actually and reasonably incurred by the Indemnified Party in the investigation, defense, appeal, settlement or other disposition of any proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnified Party for the portion thereof to which the Indemnified Party is entitled.

         (g) In the event of the Company's payment to an Indemnified Party hereunder, the Company shall be subrogated to the extent of such payment to all the rights of recovery of the Indemnified Party, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including without limitation the execution of such documents as may be necessary to enable the Company effectively to bring suit to enforce such rights.

         (h) If any provision or provisions of this Section 9.2 shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Section 9.2 shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal or unenforceable.

         (i) The rights of indemnification and to receive advancement of Expenses as provided herein shall not be deemed exclusive of any other rights to which an Indemnified Party may be entitled under applicable law.

         9.3     Indemnification by Buyer.

         (a) Buyer shall indemnify, defend, and hold harmless the Company from and against any and all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements, penalties, costs and Expenses of any nature whatsoever asserted against, resulting to, imposed upon, or incurred by the Company, directly or indirectly, by reason of or resulting from any breach by Buyer of any of its representations, warranties, covenants, or agreements contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto.

         (b) No indemnification shall be required to be made by Buyer pursuant to this Article IX with respect to any Indemnified Liabilities exclusively arising out of or resulting from claims made by the Company (and not any third party claims for which the Company seeks indemnity) based upon the breach of the representations and warranties of Buyer contained in Article IV hereof or the certificate delivered pursuant to Section 6.1(i) hereof, unless each such Indemnified Liability equals or exceeds $50,000 and except to the extent the aggregate amount of all such Indemnified Liabilities incurred by the Company arising out of or resulting from such breaches (whether asserted, resulting, imposed, or incurred before, on, or after the First Closing Date) exceeds $500,000.

         (c) Promptly after receipt by the Company of notice of the commencement of any Proceeding against the Company with respect to which the Company demands indemnification hereunder, the Company shall promptly notify Buyer in writing of the commencement thereof, provided that the failure to so notify Buyer shall not relieve it from any liability that it may have to the Company, except to the extent that such failure has materially prejudiced Buyer's ability to provide a defense in the Proceeding. Buyer shall have the right to assume the defense of any such Proceeding, but the Company shall have the right, at the expense of Buyer, to retain not more than one counsel of its choice to represent the Company in such Proceeding. The counsel for the Company may participate in, but not control, the defense of such Proceeding. The indemnity provided for herein shall cover the amount of any settlements entered into by the Company in connection with any claim for which the Company may be indemnified hereunder; provided that, no settlement binding on the Company may be made without the consent of the Company and Buyer (which consent shall not be reasonably withheld). Any indemnification hereunder shall be made no later than 45 days after receipt by Buyer of the written request of the Company.

         (d)     If the Company is entitled under any provision of this Section
9.3 to indemnification by the Buyer for some or a portion of the Expenses, judgments, fines or amounts paid in settlement actually and reasonably incurred by the Indemnified Party in the investigation, defense, appeal, settlement or other disposition of any proceeding but not, however, for the total amount thereof, the Buyer shall nevertheless indemnify the Company for the portion thereof to which the Company is entitled.

         (e) In the event of Buyer's payment to the Company hereunder, Buyer shall be subrogated to the extent of such payment to all the rights of recovery of the Company, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including without limitation the execution of such documents as may be necessary to enable Buyer effectively to bring suit to enforce such rights.

         (f) If any provision or provisions of this Section 9.3 shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Section 9.3 shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal or unenforceable.

         (g) The rights of indemnification as provided herein shall not be deemed exclusive of any other rights to which the Company may be entitled under applicable law.





                                   ARTICLE X

                                 MISCELLANEOUS

         10.1    Notices.   All notices, requests, demands, and other
communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally, or transmitted by first class registered or certified mail, postage prepaid, return receipt requested, or sent by prepaid overnight delivery service, or sent by cable, telegram, or telefax, to the parties at the addresses and telefax numbers set forth opposite their names on the signature page hereof (or at such other addresses and telefax numbers as shall be specified by the parties by like notice).

         10.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties and their Affiliates with respect to the subject matter hereof, including, but not limited to, the Letter of Intent; provided that, that certain Confidentiality Agreement between Rainwater, Inc. and the Company dated February 21, 1996 shall remain in effect pending the First Closing of the Transaction and shall terminate at the First Closing.

         10.3 Binding Effect; Assignment; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party. Except as provided in Section 5.15 (which is expressly intended for the benefit of the "Covered Parties," as defined therein) and Article IX, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective heirs, legal representatives, successors, and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

         10.4 Severability. If any provision of this Agreement is held to be unenforceable, then this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect to the maximum extent permitted by Applicable Law; provided, however, that (i) the provisions of Section 5.15(g) and Section 9.2(h) shall apply with respect to the severability of the provisions pertaining to the right to indemnification contained in Section 5.15 or Section 9.2, respectively, and
(ii) if any provision of this Agreement other than Section 9.2 is held unenforceable, and the unenforceability of such provision would substantially impair the rights and benefits and/or increase the duties and obligations of either party contained in this Agreement, then this Agreement shall be terminated at the election of any party whose rights and benefits are impaired or duties and obligations increased, subject to the provisions of Article VIII hereof.

         10.5 Injunctive Relief. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

         10.6 Independent Determination. From and after the First Closing Date, all decisions on behalf of the Company as to the payment of indemnification pursuant hereto and otherwise regarding the Company's rights and obligations pursuant to this Agreement shall be made by a committee of directors consisting of all directors other than those elected by the holder(s) of Series B Preferred Stock; provided, however, that nothing contained in this
Section 10.6 shall prevent any Indemnified Party from receiving indemnification pursuant to some other source (such as, by way of example, the bylaws of the Company in the event that such Indemnified Party is a director of the Company and such director seeks indemnification due to circumstances that do not pertain to an alleged breach of this Agreement), and the determination as to whether indemnification pursuant to such other source is available shall be made in accordance with the procedures applicable thereto.

         10.7 Approval of Series B Nominees. The execution and delivery of this Agreement by the Company shall be deemed to constitute the approval by the Board of Directors as constituted at the date hereof of Richard Rainwater, Darla Moore, Kenneth Hersh and Philip Smith as the nominees of Buyer for election as directors by Buyer as holder of the Series B Preferred Stock on the First Closing Date.

         10.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         10.9 Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.


                                   ARTICLE XI

                                  DEFINITIONS

         11.1 Certain Defined Terms. As used in this Agreement, each of the following terms has the meaning given it in this Article:

                 "Affiliate" has the meaning specified in Rule 12b-2 promulgated under the Exchange Act.

                 "Ancillary Documents" means each agreement, instrument, and document (other than this Agreement) executed or to be executed by the Company or Buyer in connection with the sale and purchase of the Shares as contemplated by this Agreement.

                 "Applicable Law" means any statute, law, rule, or regulation or any judgment, order, writ, injunction, or decree of any Governmental Entity to which a specified person or property is subject.

                 "Bankruptcy Event" means the occurrence of any of the following with respect to the Company or any of the Subsidiaries:

                 (i)      making an assignment for the benefit of creditors;

                 (ii)     filing a voluntary petition in bankruptcy;

                 (iii) being adjudicated a bankrupt or insolvent, or having entered against it an order for relief in any bankruptcy or insolvency proceeding;

                 (iv) filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation;

                 (v) filing an answer or other pleading admitting to or failing to contest the material allegations of a petition filed against it in any proceeding of the nature described in clause (iv) above; or

                 (vi) seeking, consenting to, or acquiescing in the appointment of a trustee, receiver, or liquidator of it or all or any substantial part of its properties.

                 "Benefit Plan" means any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment, severance, or other employee benefit agreement, trust, plan, fund, or other arrangement for the benefit or welfare of any director, officer, or employee.

                 "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in Dallas, Texas are authorized or obligated by law or executive order to close.

                 "Encumbrances" means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition, or otherwise), easements, and other encumbrances of every type and description, whether imposed by law, agreement, understanding, or otherwise.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Exercise Period" means that period of time during which holders of Rights may exercise rights to subscribe for Series A Preferred Stock of the Company.

                 "Existing Credit Agreement" means that certain Third Amended and Restated Credit Agreement dated November 29, 1996 among the Company, MESA Operating Co., Societe Generale and the banks named therein, as amended prior to the date hereof.

                 "Existing Indebtedness" means all existing indebtedness of the Companies in respect of borrowed money, including the outstanding indebtedness under the Existing Credit Agreement and the Existing Notes.

                 "Existing Notes" means the 12 3/4% Notes, the 13 1/2% Notes and the Hugoton Notes.

                 "Expenses" shall mean any expenses incurred in connection with a Proceeding, including, without limitation, all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

                 "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau, or other authority or instrumentality (domestic or foreign).

                 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                 "Hugoton Notes" means all outstanding notes issued by Hugoton Capital Limited Partnership and Hugoton Capital Corporation pursuant to the Indenture dated as of May 30, 1991 as amended, among the issuers and Bankers Trust Company, as trustee.

                 "Indemnified Liabilities" mean any and all claims, actions, causes of action, demands, losses, liabilities, obligations, losses, damages, penalties and Expenses of any kind or nature whatsoever with respect to or arising out of this Agreement, the Transaction (including the Debt Refinancing and the Rights Offering), the actual or proposed execution, delivery, enforcement and performance of this Agreement or the Ancillary Documents, and/or otherwise arising directly or indirectly, by reason of or resulting from any breach by the Company prior to the First Closing of any of its representations, warranties, covenants, or agreements contained in this Agreement or in any certificate delivered pursuant hereto, regardless of whether discovered prior to or after the First Closing.

                 "Material Adverse Effect" means any change, development, or effect (individually or in the aggregate) which is, or is reasonably likely to be, materially adverse (i) to the business, assets, results of operations, condition (financial or otherwise), or prospects of the Company and the Subsidiaries considered as a whole, other than as a result of changes in oil and gas prices, or (ii) to the ability of the Company to perform on a timely basis any material obligation of the Company under this Agreement or any agreement, instrument, or document entered into or delivered in connection herewith.

                 "Material Agreement" means (a) any written or oral agreement, contract, lease, commitment, understanding, instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties may be bound involving total value or consideration or liability in excess of $1,000,000, (b) any loan or credit agreement, bond, debenture, note, mortgage or indenture by which the Company or any Subsidiary or any of their respective properties may be bound, or (c) any agreement set forth as an exhibit to the Company's Form 10-K for the fiscal year ended December 31, 1995.

                 "Minimum Ownership Amount" shall have the meaning set forth in the Statement of Resolution.

                 "New Notes" means unsecured notes of the Company and/or one or more of its Subsidiaries, in an aggregate principal amount of at least $500,000,000, subordinated to the indebtedness under the New Senior Credit Facility, with terms not inconsistent with those contained in the Sub-Debt Letter.

                 "New Senior Credit Facility" means the definitive agreements providing for the extension of credit to the Companies substantially in accordance with the terms set forth in the Senior Debt Commitment.

                 "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization, or Governmental Entity.

                 "Proceeding" means any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

                 "reasonable best efforts" means a party's best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

                 "Rights" means the rights to subscribe to purchase Series A Preferred Stock issued by the Company pursuant to the Rights Offering.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Senior Debt Commitment" means that certain Senior Secured Credit Revolving Credit Facility Commitment Letter, dated March 31, 1996, and accompanying term sheet and that Senior Secured Revolving Credit Facility Fee Letter dated March 31, 1996, each provided to the Company by The Chase Manhattan Bank, N.A., Bankers Trust Company, Chase Securities Inc. and BT Securities Corporation.

                 "Sub-Debt Letter" means that certain letter dated March 31, 1996 addressed to the Company from Chase Securities Inc. regarding the sale of up to $525,000,000 of unsecured subordinated notes of the Company and/or one or more of its Subsidiaries.

                 "Subsidiary" means any corporation, general partnership, limited partnership, joint venture, or similar entity set forth as a "Subsidiary" in Section 3.8 of the Disclosure Schedule.

                 "Taxes" means any income taxes or similar assessments or any sales, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise, or other tax imposed by any United States federal, state, or local (or any foreign or provincial) taxing authority, including any interest, penalties, or additions attributable thereto.

                 "Tax Return" means any return or report, including any related or supporting information, with respect to Taxes.

                 "12 3/4% Notes" means those certain 12 3/4% Secured Discount Notes due June 30, 1998, and the 12 3/4% Discount Notes due June 30, 1996, issued by the Company, MESA Operating Co., and MESA Capital Corporation, pursuant to the Indenture dated as of May 1, 1993, as amended, among the issuers and Harris Trust and Savings Bank, as trustee, and the Indenture dated as of May 1, 1993, as amended, among the issuers and American Stock Transfer & Trust Company, as trustee, respectively.

                 "13 1/2% Notes" means the 13 1/2% Subordinated Notes due May 1, 1999 issued by the Company, MESA Operating Co., and MESA Capital Corporation pursuant to the Indenture dated as of May 1, 1989, as amended, among the issuers and Texas Commerce Bank National Association, as trustee.

                 "Unsubscribed Shares" shall mean the number of shares of Series A Preferred Stock for which the holders of rights shall not have subscribed during the Exercise Period.

         11.2 Certain Additional Defined Terms. In addition to such terms as are defined in the opening paragraph of and the recitals to this Agreement and in Section 11.1, the following terms are used in this Agreement as defined in the Sections set forth opposite such terms:

         Defined Term                                                                                      Section Reference
         ------------                                                                                      -----------------
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
CERCLA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.21(a)
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.9(a)
Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.3(a)
Company and Companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
Company Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.10(a)
Company Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.10(a)
Conversion Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.7
Covered Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.15(a)
Covered Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.15(a)
Debt Refinancing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.3
Debt Refinancing Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.7
Disclosure Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3.6
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.9(a)
Employee Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.9(a)
Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.21(a)
Excess Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.3(b)
Exclusivity Breach  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.10(b)
Exclusivity Exception . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.10(a)
Exclusivity Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.10(a)
First Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Article II
First Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Article II
Indemnified Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.2(a)
Initial Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.4(a)
Interim Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.1
Letter of Intent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.4(a)
Multiemployer Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.9(b)
Oil and Gas Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.24
Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.6(c)
Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.2
RCRA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3.21(a)
Registration Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.9
Repayment Undertaking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.2(b)
Reserve Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.12
Reverse Stock Split . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.3(c)
Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.3(b)
Rights Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.3(b)
Rights Offering Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.8
SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.10
SEC Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.10
Second Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Article II
Second Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Article II


Series B Director . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Statement of Resolution
Series A Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.3(b)
Series B Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
Settlement Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.15
Shareholder Rights Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.3(a)
Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.1
Special Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.6(a)
Statement of Resolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.1
Survival Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9.1
Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.3
WDB Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.15


         IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.


                                     THE COMPANY:



                                     MESA INC.
Address:
1400 Williams Square West
5205 North O'Connor Boulevard
Irving, Texas 75039                  By: /s/ STEPHEN K. GARDNER
Attention:  Stephen K. Gardner          ----------------------------------------
Fax: (214) 402-7028                      Stephen K. Gardner, Vice President and
                                         Chief Financial Officer



                                     BUYER:



                                     DNR-MESA HOLDINGS, L.P.

                                     By:      Rainwater, Inc., General Partner
777 Main Street
Suite 2700
Fort Worth, Texas 76102
Attention:  Kenneth A. Hersh
Fax: (817) 820-6650                  By: /s/ KENNETH A. HERSH
                                        ----------------------------------------
                                         Kenneth A. Hersh, Vice President

                                                                   EXHIBIT A

                                   [FORM OF]
                      STATEMENT OF RESOLUTION ESTABLISHING
                                SERIES OF SHARES

                                   designated

               SERIES A 8% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                      and
               SERIES B 8% CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                       of

                                   MESA INC.

To the Secretary of State
of the State of Texas:

     Pursuant to the provisions of Article 2.13D of the Texas Business Corporation Act (the "TBCA"), and pursuant to Article IV of its Amended and Restated Articles of Incorporation, the undersigned, MESA Inc., a corporation organized and existing under the TBCA (the "corporation"), hereby submits the following statement for the purpose of establishing and designating series of its Preferred Stock, par value $.01, designated "Series A Cumulative Convertible Preferred Stock" and "Series B Cumulative Convertible Preferred Stock" and fixing and determining the relative rights and preferences thereof:

     I. The name of the corporation is MESA Inc.

     II. The following resolution establishing and designating series of shares and fixing and determining the relative rights and preferences thereof, was duly adopted by all necessary action on the part of the corporation, consisting of due adoption by the Board of Directors of the corporation at a meeting held on
            , 1996.

          RESOLVED, that pursuant to the authority vested in the Board of Directors of the corporation ("Board of Directors") in accordance with provisions of its Amended and Restated Articles of Incorporation (the "Articles of Incorporation"), two series of Preferred Stock, par value $.01 per share, of the corporation are hereby created, and that the designation and number of shares thereof and the preferences, limitations and relative rights thereof are as follows:

     SECTION 1. DESIGNATION, NUMBER OF SHARES AND STATED VALUE OF SERIES A PREFERRED STOCK. There is hereby authorized and established a series of Preferred Stock that shall be designated as "Series A 8% Cumulative Convertible Preferred Stock" (hereinafter referred to as "Series A Preferred"), and the
number of shares constituting such series shall be           , plus, at any
time, such number of shares of Series B Preferred as have been or are at such time being converted to shares of Series A Preferred pursuant to Section 16 hereof. Such number of shares may be increased, but not decreased, by resolution adopted by the majority of the full Board of Directors. The "Stated Value" per share of the Series A Preferred shall be equal to $[2.26]1.

     SECTION 2. DESIGNATION, NUMBER OF SHARES AND STATED VALUE OF SERIES B PREFERRED STOCK. There is hereby authorized and established a series of Preferred Stock that shall be designated as "Series B 8% Cumulative Convertible Preferred Stock" (hereinafter referred to as "Series B Preferred"), and the
number of shares constituting such series shall be           . Such number of
shares may be increased, but not decreased, by resolution adopted by the majority of the full Board of Directors. The "Stated Value" per share of the Series B Preferred shall be equal to $[2.26]1.

- ---------------

1 Subject to appropriate adjustment for any reverse stock split effectuated before issuance of the Series A and B Preferred Stock.

     SECTION 3. DEFINITIONS. In addition to the definitions set forth elsewhere herein, the following terms shall have the meanings indicated:

     "Affiliate" means (i) with respect to any Person, any other Person that directly or indirectly controls or manages, is controlled or managed by, or is under common control or management with such Person, whether through the ownership of equity interests, by contract or otherwise, and (ii) with respect to any individual, in addition to any Persons specified in clause (i), the spouse, any parent or any child of such individual and any trust for the benefit of such individual, spouse, parent or child.

     "Average Gas Equivalent Price" shall mean for any Rolling 4 Quarter Period, the average price received by the corporation during such period from sales of oil and gas production, expressed on a natural gas equivalent basis per thousand cubic feet ("Mcf") using a factor of 6 Mcf of natural gas per 1 barrel of liquids, to be calculated as follows:

          (i) the aggregate revenues of the corporation and its consolidated subsidiaries during such Rolling 4 Quarter Period from sales of natural gas, natural gas liquids and oil and condensate produced (other than that used for fuel and shrinkage) and sold by the corporation and its consolidated subsidiaries, as reported in the corporation's consolidated financial statements, divided by,

          (ii) the sum of (A) the total volume, on an Mcf basis, of natural gas produced (other than that used for fuel and shrinkage) and sold by the corporation and its consolidated subsidiaries during such Rolling 4 Quarter Period, plus (B) the product of 6 times the total number of barrels of natural gas liquids, oil and condensate, produced (other than that used for fuel and shrinkage) and sold by the corporation and its consolidated subsidiaries during such Rolling 4 Quarter Period, as derived from the corporation's consolidated financial statements.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in Dallas, Texas are authorized or obligated by law or executive order to close.

     "Closing Price" with respect to a particular security on any Trading Day shall mean the last reported sales price, regular way, for such security on such Trading Day, or, in case no sale takes place on such day, the average of the closing bid and ask prices, regular way on such Trading Day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market or such other system then in use, or, if on any such date such security is not quoted by any such organization, the average of the closing bid and ask prices on such Trading Day as furnished by a professional market maker making a market in such security selected by the Board of Directors of the corporation. If on any such date no market maker is making a market in such security, the fair value of such shares on such date as determined in good faith by the Board of Directors shall be used.

     "Common Stock" shall mean the common stock, par value $0.01 per share, of the corporation.

     "Consolidated EBITDA" for any period, shall mean the consolidated net income or loss of the corporation for such period determined in accordance with GAAP, but excluding gains and losses not arising from operations (including, without limitation, interest income, gains and losses from investments, gains and losses from dispositions of oil and gas properties or other assets, collections and settlements of claims and litigation, adjustments of contingency reserves and other extraordinary and/or non-recurring gains and losses), plus, to the extent the following have been deducted in determining such net income or loss, interest expense, income taxes, depreciation, depletion and amortization expense and impairment expense.

     "Conversion Price" shall mean the conversion price per share of Common Stock into which the Series A Preferred and Series B Preferred is convertible, as such conversion price may be adjusted pursuant to Section 10 hereof. The initial Conversion Price will be $[2.26]1.

     "full Board of Directors" when used in reference to the corporation's Board of Directors, means the total number of members of the Board of Directors as fixed by, or in the manner provided in, the Articles of Incorporation and Bylaws (without regard to any then existing vacancies), including, any members elected by the holders of the Series B Preferred pursuant hereto.

     "Fixed Charge Coverage Ratio" shall mean as of the end of any Rolling 4 Quarter Period, the ratio of (i) the sum of (A) the Consolidated EBITDA for such Rolling 4 Quarter Period, plus (B) one-third of gross operating rents paid before sublease income as defined by Standard & Poor's Corporation ("Gross Rents") , if any, for such period to (ii) the sum for such Rolling 4 Quarter Period of (A) interest expense, both expensed and capitalized, of the corporation and its consolidated subsidiaries for such period, plus (B) one-third of Gross Rents for such period, plus (C) scheduled principal amortization of indebtedness (including borrowed money and capitalized leases) of the corporation and its consolidated subsidiaries.

     "GAAP" shall mean generally accepted accounting principles in the United States of America from time to time.

     "Initial Partnership Affiliates" shall mean the Partnership, the Persons that are partners of the Partnership as of the Original Issue Date of the Series B Preferred and any of their respective Affiliates so long as they remain Affiliates of the Partnership or such Persons.

     "Junior Securities" means the Common Stock or any other series of stock issued by the corporation ranking junior as to the Series A Preferred and Series B Preferred in payment of dividends or distributions or upon liquidation, dissolution, or winding-up of the corporation.

     "Market Price" per share of Common Stock as of any date shall mean the average of the daily Closing Prices for a period of twenty Trading Days ending on such date.

     "Minimum Ownership Amount" shall mean at any time, ownership of (i) at least [insert number equal to 58% of the shares of Series B Preferred to be purchased by the Partnership at the first closing] shares of Series B Preferred or (ii) such number of shares of Common Stock and Underlying Common Stock which is at least equal to 15 percent of the total number of shares of Common Stock and Underlying Common Stock outstanding at such time. For purposes of this definition, ownership of shares of Series B Preferred shall be considered to be ownership of the corresponding shares of Underlying Common Stock.

     "Minimum Ownership Condition" shall be satisfied at any time if (i) the Minimum Ownership Amount is owned in the aggregate at such time by one or more of the Initial Partnership Affiliates, (ii) at least one half of the Minimum Ownership Amount is owned and held in the aggregate at such time by one or more of the Rainwater Affiliates, and (iii) the power to vote at least a majority of the shares of Series B Preferred outstanding at such time is held by Rainwater Affiliates, which shall be satisfied (A) with respect to any shares of Series B Preferred owned by the Partnership if a Rainwater Affiliate is at such time the sole general partner of the Partnership, (B) with respect to any shares owned by a Rainwater Affiliate if at such time the right to vote such shares is not shared with any Person who is not a Rainwater Affiliate, and (C) with respect to any shares owned by a Person other than a Rainwater Affiliate, if at such time a Rainwater Affiliate shall have the sole right to vote such shares pursuant to a voting agreement, voting trust, irrevocable proxy or other similar agreement with terms reasonably satisfactory to the corporation; provided that, the corporation shall have been presented with appropriate certifications or other documentation demonstrating that the foregoing requirements have been met.

- ---------------

1 Subject to appropriate adjustment for any reverse stock split effectuated before issuance of the Series A and B Preferred Stock.

     "Non-Series A and B Directors" shall mean the members of the Board of Directors in whose election the holders of Common Stock are entitled to vote (whether or not holders of shares of any other class or series are also entitled to vote thereon).

     "Original Issue Date" shall mean with respect to the Series A Preferred or Series B Preferred, as the case may be, the date on which shares of such series are first issued.

     "Parity Security" means any class or series of stock issued by the corporation ranking on a parity with the Series A Preferred and Series B Preferred in payment of dividends or distributions or upon liquidation, dissolution or winding-up of the corporation.

     "Partnership" shall mean DNR-Mesa Holdings, L.P., a Texas limited partnership.

     "Partnership Affiliates" shall mean the Partnership, its partners and their respective Affiliates for so long as they remain Affiliates of the Partnership or such partners.

     "Payable-in-Kind" or "Paid-in-Kind" when used in reference to any dividend payable on the shares of Series A Preferred or Series B Preferred, means payment of the dividend by issuance of that number of additional shares of Series A Preferred or Series B Preferred, as the case may be, that has an aggregate Stated Value equal to the dollar amount of such dividend then payable, rounded to the nearest whole share (i.e. if less than .5 rounded down, and if .5 or more rounded up). Shares of Series A Preferred or Series B Preferred issued as dividends Payable-in-Kind shall be duly authorized, validly issued and nonassessable and, upon issuance, shall have rights (including without limitation, dividend, voting, conversion and redemption rights) identical to the outstanding shares of Series A Preferred and Series B Preferred in respect of which they are issued.

     "Person" means any individual, corporation, association, partnership, joint venture, limited liability company, trust, estate, or other entity or organization.

     "Rainwater Affiliates" shall mean, at any time, Richard E. Rainwater and any of his Affiliates at such time. As of the date hereof, the Rainwater Affiliates include, without limitation, Natural Gas Partners II, L.P. and Natural Gas Partners III, L.P.

     "Rolling 4 Quarter Period" means the most recently ended period of four consecutive fiscal quarters of the corporation prior to the date of determination.

     "Senior Securities" means any class or series of stock issued by the corporation ranking senior to the Series A Preferred and Series B Preferred in payment of dividends or distributions or upon liquidation, dissolution, or winding-up of the corporation.

     "Trading Day" with respect to any security means (i) if such security is listed or admitted for trading on any national securities exchange, a day on which such national securities exchange is open for trading, or (ii) if such security is not listed or admitted to trading on any national securities exchange, a Business Day.

     "Transfer Agent" means American Stock Transfer & Trust Corporation, or such other agent or agents of the corporation as may be designated by the Board of Directors as the transfer agent or conversion agent for the Series A Preferred and Series B Preferred.

     "Underlying Common Stock" means at any time, with respect to any share of Series A Preferred or Series B Preferred, the aggregate number of shares of Common Stock into which such share is then convertible at such time pursuant to
Section 10 hereof.

     SECTION 4. DIVIDENDS AND DISTRIBUTIONS.

          (a) The holders of outstanding shares of Series A Preferred and Series B Preferred shall be entitled to receive, as and when declared by the corporation, out of funds of the corporation legally available for the payment of dividends, preferential quarterly dividends at the times and at the rates provided for in this Section 4. Dividends on shares of the Series A Preferred and Series B Preferred shall be cumulative and shall accrue from and including the date of issuance of such shares to and including the date on which such shares shall have been converted into Common Stock or redeemed pursuant to Section 7 hereof.

     Such dividends shall accrue whether or not there shall be (at the time such dividend becomes payable or at any other time) profits, surplus or other funds of the corporation legally available for the payment of dividends.

          (b) Dividends shall accrue on each outstanding share of Series A Preferred and Series B Preferred at the rate of eight percent (8%) per annum of the Stated Value (the "Dividend Rate") of such share. Dividends shall be payable quarterly, in arrears, as of the last Business Day of each December, March, June and September, commencing on September 30, 1996 (each, a "Dividend Payment Date").

          (c) During the period beginning on the Original Issue Date of the Series B Preferred and ending on the first Dividend Payment Date on or following the fourth anniversary thereof (the "Exclusive PIK Period"), dividends on outstanding shares of Series A Preferred and Series B Preferred shall be Payable-in-Kind. After the Exclusive PIK Period, dividends on the shares of Series A Preferred and Series B Preferred shall be Payable-in-Kind or, at the corporation's option, if the "Stock Price Threshold" (as defined in subsection (d) below) or the "Coverage Ratio or Gas Price Threshold" (as defined in subsection (e) below) is satisfied as of the record date for such dividend, payable in cash.

          (d) For purposes hereof, the "Stock Price Threshold" shall be satisfied as of a record date for a Dividend Payment Date after the Exclusive PIK Period if the average of the daily Closing Prices for the Common Stock during a period of ninety (90) consecutive Trading Days preceding the tenth day prior to such record date, was more than three times the Conversion Price then in effect. Once the Stock Price Threshold has been satisfied, it shall be deemed to remain satisfied on each subsequent quarterly Dividend Payment Date regardless of any subsequent changes in the price of the Common Stock.

          (e) For purposes hereof, the "Coverage Ratio or Gas Price Threshold" shall be satisfied as of a record date for a Dividend Payment Date if either (i) the Fixed Charge Coverage Ratio as of the end of the then most recently ended Rolling 4 Quarter Period is in excess of 2.5; or (ii) the Average Gas Equivalent Price realized by the corporation during the then most recently ended Rolling 4 Quarter Period is in excess of $2.95. As a condition to the payment of cash dividends on any Dividend Payment Date, the Coverage Ratio or Gas Price Threshold must be satisfied as of the record date for such quarterly Dividend Payment Date (unless the Stock Price Threshold has been satisfied, in which case satisfaction of the Coverage Ratio or Gas Price Threshold shall not be required).

          (f) The amount of dividends payable on each Dividend Payment Date shall be determined by applying the Dividend Rate from but excluding the immediately preceding Dividend Payment Date (or from but excluding the date of issuance of shares of Series A Preferred or Series B Preferred, with respect to the first dividend period) to and including the Dividend Payment Date.

          (g) Notwithstanding the foregoing or anything else herein to the contrary, however, (i) dividends payable on any Redemption Date (as defined in Section 7 below), shall be payable in cash or in Common Stock in accordance with Section 7 hereof, and (ii) dividends payable on any final distribution date relating to a dissolution, liquidation or winding up of the corporation, shall be payable in cash only. If the payment date does not occur on a regular Dividend Payment Date, dividends shall be calculated on the basis of the actual number of days elapsed from but excluding the immediately preceding Dividend Payment Date to and including the Redemption Date or such final distribution date. Dividends payable on the shares of Series A Preferred and Series B Preferred for any period of less than a full quarterly dividend period shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

          (h) To the extent dividends are not paid in cash or Paid-in-Kind on a Dividend Payment Date, all dividends which shall have accrued on each share of Series A Preferred and Series B Preferred outstanding as of such Dividend Payment Date shall be added to the Stated Value of such share of Series A Preferred and Series B Preferred and shall remain a part thereof until paid, and dividends shall accrue at the Dividend Rate and be paid on such share of Series A Preferred and Series B Preferred on the basis of the Stated Value, as so adjusted.

          (i) Dividends payable on each Dividend Payment Date shall be paid to record holders of the shares of Series A Preferred and Series B Preferred as they appear on the books of the corporation at the close of business on the tenth Business Day immediately preceding the respective Dividend Payment Date or on such other record date as may be fixed by the Board of Directors of the corporation in advance of a Dividend Payment Date, provided that no such record date shall be less than ten nor more than sixty calendar days preceding such Dividend Payment Date.

          (j) So long as any shares of Series A Preferred or Series B Preferred are outstanding;

             (i) No dividend or other distribution shall be declared or paid, or set apart for payment on or in respect of, any Junior Securities (other than dividends or distributions payable in shares of Junior Securities or in rights to purchase Junior Securities), nor shall any Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any money be paid to a sinking fund or otherwise set apart for the purchase or redemption of any such Junior Securities).

             (ii) No dividend or other distribution, except as described in the next succeeding sentence, shall be declared or paid, or set apart for payment on or in respect of, Series A Preferred or Series B Preferred or any Parity Securities for any period unless full cumulative dividends on all outstanding shares of Series A Preferred and Series B Preferred and any Parity Securities have been or contemporaneously are declared and paid for all dividend periods terminating on or prior to the date set for payment of such dividend. When dividends are not paid in full, as aforesaid, on the shares of Series A Preferred and Series B Preferred and any Parity Securities, all dividends declared upon such Parity Securities shall be declared and paid pro rata so that the amounts of dividends per share declared and paid on the shares of Series A Preferred and Series B Preferred and such Parity Securities shall in all cases bear to each other the same ratio that unpaid dividends per share on the Series A Preferred and Series B Preferred and on such Parity Securities bear to each other.

             (iii) No shares of Series A Preferred or Series B Preferred or any Parity Securities shall be redeemed, purchased or otherwise acquired for any consideration (or any money be paid to a sinking fund or otherwise set apart for the purchase or redemption of any such Parity Security) by the corporation unless the full cumulative dividends on all outstanding shares of Series A Preferred and Series B Preferred shall have been or contemporaneously are declared and paid for all dividend periods terminating on or prior to the date on which such redemption, purchase or other payment is to occur.

     SECTION 5. CERTAIN COVENANTS AND RESTRICTIONS. So long as any shares of Series A Preferred or Series B Preferred are outstanding;

          (a) The corporation shall at all times reserve and keep available for issuance upon the conversion of the shares of Series A Preferred and Series B Preferred as provided in Section 7 and Section 10, respectively, such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the conversion of all outstanding shares of Series A Preferred and Series B Preferred and all other securities and instruments convertible into shares of Common Stock, and shall take all reasonable action within its power required to increase the authorized number of shares of Common Stock necessary to permit the conversion of all outstanding shares of Series A Preferred and Series B Preferred and all such other securities and instruments convertible into shares of Common Stock.

          (b) The corporation covenants and agrees that all shares of Common Stock that may be issued as payment of the Redemption Price or upon exercise of the conversion rights of shares of Series A Preferred and Series B Preferred will, upon issuance, be fully-paid and nonassessable.

          (c) The corporation will endeavor to make the shares of stock that may be issued as payment of the Redemption Price or upon exercise of the conversion rights of shares of Series A Preferred and Series B Preferred eligible for trading upon any national securities exchange, or any automated quotation system of a registered securities association, upon or through which the Common Stock shall then be traded prior to such delivery.

          (d) Prior to the delivery of any securities which the corporation shall be obligated to deliver upon redemption or conversion of the Series A Preferred or Series B Preferred, the corporation will endeavor to comply with all federal and state securities laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery of such securities by, any governmental authority.

          (e) The corporation shall pay all taxes and other governmental charges (other than any income or franchise taxes) that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion or redemption of Series A Preferred or Series B Preferred as provided herein. The corporation shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered holder of the shares of the Series A Preferred or Series B Preferred surrendered in connection with the conversion or redemption thereof, or involved in the issue of any certificate for shares of Series A Preferred in exchange for shares of Series B Preferred, and in such case the corporation shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid, or it has been established to the corporation's satisfaction that no tax or other charge is due.

     SECTION 6. LIQUIDATION PREFERENCE.

          (a) In the event of any liquidation, dissolution, or winding-up of the corporation (in connection with the bankruptcy or insolvency of the corporation or otherwise), whether voluntary or involuntary, before any payment or distribution of the assets of the corporation (whether capital or surplus) shall be made to or set apart for the holders of shares of any Junior Securities, the holders of the shares of Series A Preferred and Series B Preferred shall be entitled to receive an amount per share equal to the Stated Value per share held by them, plus an amount in cash equal to the full cumulative dividends accrued and unpaid thereon, to the date of such payment, whether or not declared. No payment on account of any such liquidation, dissolution or winding-up of the corporation shall be paid to the holders of the shares of Series A Preferred or Series B Preferred or the holders of any Parity Securities unless there shall be paid at the same time to the holders of the shares of Series A Preferred and Series B Preferred and the holders of any Parity Securities proportionate amounts determined ratably in proportion to the full amounts to which the holders of all outstanding shares of Series A Preferred and Series B Preferred and the holders of all such outstanding Parity Securities are respectively entitled with respect to such distribution. For purposes of this Section 6, neither a consolidation or merger of the corporation with one or more partnerships, corporations or other entities nor a sale, lease, exchange or transfer of all or any substantial part of the corporation's assets for cash, securities or other property shall be deemed to be a liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary.

          (b) After payment of the full amount of the liquidation preference to which the holders of shares of Series A Preferred and Series B Preferred are entitled, such holders will not be entitled to any further participation in any distribution of assets of the corporation.

          (c) Written notice of any liquidation, dissolution or winding-up of the corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 15 days prior to any payment date stated therein, to the holders of record of the shares of Series A Preferred and Series B Preferred at their respective addresses as the same shall appear in the records of the corporation.

     SECTION 7. REDEMPTION. The outstanding shares of Series A Preferred and Series B Preferred are subject to redemption in accordance with the following provisions:

          (a) Subject to the terms hereof, the corporation may at its option elect to redeem outstanding shares of Series A Preferred and Series B Preferred, in whole or in part (pro-rata or by lot among the outstanding shares of both series), on any Dividend Payment Date after the thirtieth
     (30th) day following the tenth (10th) anniversary of the Original Issue Date of the Series B Preferred Stock.

          (b) On June 30, 2008, the corporation shall redeem all of the shares of Series A Preferred and Series B Preferred outstanding on such date.

          (c) The redemption price per share for Series A Preferred and Series B Preferred redeemed on any optional or mandatory redemption date (the "Redemption Price") shall be equal to the Stated Value per share of the shares to be redeemed plus an amount equal to the aggregate dollar amount of all accrued and unpaid dividends through the redemption date that have not been added to the Stated Value of such shares. The Redemption Price shall be paid in cash from any source of funds legally available therefor, unless the corporation shall publicly announce at least 30 days prior to the redemption date that it has elected to make payment of the Redemption Price in Common Stock, in which case the Redemption Price shall be payable in Common Stock. If the corporation elects to pay the Redemption Price in shares of Common Stock, the number (or fraction) of shares to be issued in payment of the Redemption Price shall be calculated based on the Market Price per share of Common Stock as of the fifth Trading Day before the redemption date.

          (d) Not less than thirty nor more than sixty days prior the redemption date, a notice specifying the time and place of such redemption shall be given by first class mail, postage prepaid, to the holders of record of the shares of Series A Preferred and Series B Preferred to be redeemed at their respective addresses as the same shall appear on the books of the corporation (but no failure to mail such notice or any defect therein shall affect the validity of the proceedings for redemption except as to the holder to whom the corporation has failed to mail such notice or except as to the holder whose notice was defective), calling upon each such holder of record to surrender to the corporation on the redemption date at the place designated in such notice such holder's certificate or certificates representing the then outstanding shares of Series A Preferred or Series B Preferred held by such holder. On or after the Redemption Date, each holder of shares of Series A Preferred and Series B Preferred called for redemption shall surrender his certificate or certificates for such shares to the corporation at the place designated in the redemption notice and shall thereupon be entitled to receive payment of the Redemption Price in the manner set forth in Section 7(a) above. If the redemption is delayed for any reason, dividends shall continue to accrue on the shares of Series A Preferred and Series B Preferred outstanding, and shall be added to and become a part of the Redemption Price of such shares, until the Redemption Price, as so adjusted, for such shares is paid in full.

          (e) If a holder of shares of Series A Preferred or Series B Preferred called for redemption shall have elected, in accordance with the provisions of Section 10(b), to convert such shares into Common Stock, such shares of Series A Preferred or Series B Preferred which are to be converted into Common Stock shall no longer be subject to redemption, and conversion of same shall occur in accordance with the terms of Section 10.

     SECTION 8. SHARES TO BE RETIRED. All shares of Series A Preferred and Series B Preferred repurchased, redeemed, converted or otherwise acquired by the corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be reissued.

     SECTION 9. VOTING RIGHTS.

          (a) Except as otherwise provided in this Section 9 or required by law or any provision of the Articles of Incorporation of the corporation, the holders of the shares of Series A Preferred and Series B Preferred shall vote together with the shares of Common Stock as a single class at any annual or special meeting of shareholders of the corporation upon the following basis: each holder of shares of Series A Preferred and Series B Preferred shall be entitled to such number of votes for the shares of Series A Preferred and Series B Preferred held by such holder on the record date fixed for such meeting as shall be equal to the whole number of shares of Underlying Common Stock for such shares of Series A Preferred and Series B Preferred immediately after the close of business on the record date fixed for such meeting.

          (b) With respect to any matter for which the affirmative vote of the holders of separate classes or series of the corporation's capital stock is required by the TBCA, the holders of Series A Preferred and Series B Preferred shall, except as provided in this Section 9 or required by law, vote together as a single class with respect to such matter and the holders of the shares of Series A Preferred and Series B Preferred shall not be entitled to vote as a separate class or series apart from each other, including, without limitation, any vote on a proposal to approve or adopt
     (i) any plan of merger, consolidation or share exchange for which the TBCA requires a shareholder vote; (ii) any disposition of assets for which the TBCA requires a shareholder vote; and
     (iii) any dissolution of the corporation for which the TBCA requires a shareholder vote.

          (c) For so long as any shares of Series A Preferred or Series B Preferred remain outstanding, the corporation shall not: (i) without the affirmative vote or consent of the holders of a majority of the shares of Series A Preferred and Series B Preferred voting together as a single class: (x) authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock of Senior Securities or Parity Securities, or any security convertible into or exchangeable for Senior Securities or Parity Securities or reclassify or modify any Junior Securities so as to become Parity Securities or Senior Securities; provided that if the Series A Preferred and Series B Preferred are affected differently by such action, the holders of each series will vote as a separate class; or (y) amend the Articles of Incorporation to eliminate cumulative voting; or (ii) without the affirmative vote or consent of the holders of two-thirds of the shares of Series A Preferred voting as a separate class, adopt any amendment to the Articles of Incorporation or the bylaws that would materially affect the terms of the Series A Preferred; or
     (iii) without the affirmative vote or consent of the holders of at least a majority of the shares of Series B Preferred voting as a separate class, adopt any amendment to the Articles of Incorporation or the bylaws that would materially affect the terms of the Series B Preferred.

          (d) For so long as any shares of Series B Preferred remain outstanding, the affirmative vote or consent of the holders of at least a majority of the shares of Series B Preferred outstanding at the time shall be necessary to permit, affect or validate the amendment, alteration or repeal by the shareholders of any provisions of the Articles of Incorporation (including the Statement of Resolution relating to the Series A Preferred and Series B Preferred) or Bylaws of the corporation that would limit the authority of the Board of Directors to amend or repeal any provision of the corporation's Bylaws.

          (e) For so long as any shares of Series B Preferred remain outstanding and the Minimum Ownership Condition is met, the holders of the Series B Preferred shall have, in addition to the other voting rights required by law or set forth herein or in the corporation's Articles of Incorporation, the exclusive right, voting separately as a single class, to elect the minimum number of directors (such directors are referred to herein as the "Series B Directors") necessary to constitute a majority of the full Board of Directors of the corporation (excluding in any such calculation any Series A Directors). As of the Original Issue Date for the Series B Preferred, the holders of the Series B Preferred shall have the right to elect four of the seven members of the corporation's Board of Directors. The right to elect the Series B Directors pursuant hereto may be exercised by written consent in accordance with subsection (j) of this Section 9 or by vote at any annual or special meeting of shareholders held for the purpose of electing directors. At elections for the Series B Directors, each holder of Series B Preferred shall be entitled to one vote for each share held.

          (f) The Series B Directors elected as provided herein shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify. Any Series B Director may be removed with or without cause by, and shall not be removed other than by, the vote of the holders of a majority of the outstanding shares of Series B Preferred, voting separately as a class, at a meeting called for such purpose or by written consent in accordance with subsection (j) hereof. If the office of any Series B Director becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining Series B Directors, by majority vote, may elect a successor, or, alternatively, the holders of a majority of the outstanding shares of Series B Preferred, voting separately as a class, at a meeting called for such purpose or by written consent in accordance with subsection (k) hereof may elect a successor. Any such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of the holders of Series B Preferred to vote for and elect Series B Directors as herein provided (i) the Series B Directors then serving on the Board of Directors may continue to hold their office for the remainder of their term, subject to the right of the majority of the Non-Series A and B Directors to request their prior resignation, in which case the Series B Directors shall resign upon such request, and (ii) upon the expiration of the term of office or earlier resignation of each Series B Director pursuant to this sentence, the number of members constituting the corporation's Board of Directors shall automatically be reduced accordingly unless a majority of the directors other than the Series B Directors by resolution determine otherwise and elect additional directors to fill any resulting vacancies.

          (g) The following special voting provisions shall be applicable to the Series A Preferred Stock:

             (i) if the corporation shall be in arrears in the payment of dividends (whether Payable-in-Kind or in cash) on the shares of Series A Preferred and Series B Preferred for a total of six quarterly Divided Payment Dates, then the number of members of the Board of Directors shall automatically be increased by two additional directors and the holders of the Series A Preferred, voting as a separate class, shall have the exclusive right to elect two directors ("Series A Directors") immediately, and at the next and every subsequent annual meeting of shareholders called for the election of directors, at which the term of office of the Series A Directors expire;

             (ii) the right of the holders of Series A Preferred to elect the Series A Directors as aforesaid shall continue until such time as dividends accumulated on the Series A Preferred shall have been paid in full, whether Payable-in-Kind or in cash, at which time the office of the Series A Directors shall be eliminated and the special right of the holders of Series A Preferred so to vote separately as a class for the election of the Series A Directors shall terminate, subject to revesting at such time as the corporation shall be in arrears in the payment of dividends on the outstanding shares of Series A Preferred as set forth in clause (i) above;

             (iii) each Series A Director shall agree, prior to his election to office, to resign immediately upon any termination of the right of the holders of Series A Preferred to vote as a separate class for directors as herein provided, and upon any such termination, each Series A Director shall forthwith resign and the size of the Board of Directors shall automatically be reduced accordingly;

             (iv) unless otherwise required to resign as aforesaid, the term of office of each Series A Director shall terminate upon the election of a successor Series A Director at any meeting of the shareholders held for the purpose of electing directors; and

             (v) in any case in which the holders of Series A Preferred shall be entitled to vote pursuant to this Section 9(g), each holder of Series A Preferred shall be entitled to one vote for each share of Series A Preferred held.

          (h) During any period in which the holders of Series A Preferred shall be entitled to elect directors pursuant to subsection (g) of this Section 9, or the holders of Series B Preferred shall be entitled to elect directors pursuant to subsection (e) of this Section 9 the following shall be applicable:

             (i) if the annual meeting of shareholders of the corporation is not, for any reason, held within the time fixed in the Bylaws of the corporation, or if a vacancy shall exist in the office of a Series A Director or a Series B Director, a proper officer of the corporation, upon the written request of the holders of record of at least ten percent (10%) of the shares of the Series A Preferred or Series B Preferred then outstanding, as applicable, addressed to the Secretary of the corporation, shall call a special meeting in lieu of the annual meeting of shareholders, or in the event of a vacancy, a special meeting of the holders of Series A Preferred or Series B Preferred, as applicable, for the purpose of electing Series A Directors or Series B Directors, as applicable, and any such meeting shall be held at the earliest practicable date at such time and place as shall be determined by the corporation;

             (ii) if such meeting shall not be called by the proper officer of the corporation within twenty (20) days after personal service of said written request upon the Secretary of the corporation, or within (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the corporation at its principal executive offices, then the holders of record of at least ten percent (10%) of the outstanding shares of the Series A Preferred or Series B Preferred, as applicable, may designate in writing one of their number to call such meeting at the expense of the corporation, and such meeting may be called by the person so designated upon the notice required for the annual meetings of shareholders of the corporation and shall be held at the principal executive offices of the corporation. Any holder of Series A Preferred or Series B Preferred, as applicable, so designated shall have access to the lists of Series A Preferred or Series B Preferred shareholders to be called pursuant to the provisions hereof; and

             (iii) at any meeting held for the purpose of electing a director at which the holders of Series A Preferred or Series B Preferred shall have the right, voting as a separate class, to elect the Series A Director or Series B Director pursuant to this Section 9, the presence in person or by proxy of the holders of at least one-third ( 1/3) of the outstanding Series A Preferred or Series B Preferred, as applicable, shall be required to constitute a quorum of such Series A Preferred or Series B Preferred, as applicable.

          (i) During any period in which the holders of Series B Preferred shall be entitled to elect directors pursuant to subsection (e) of this Section 9, (i) the holders of Series B Preferred shall not have the right or otherwise be entitled to vote in the election of any directors other than the Series B Directors, (ii) no Series B Director shall have the right to vote in the election of any person to fill any vacancy created by the death, resignation, retirement, disqualification or removal from office or otherwise of any director other than a Series B Director and all such rights with respect to the Non-Series A and B Directors shall be exercised for and on behalf of the Board of Directors by a majority of the Non-Series A and B Directors, and (iii) only the Non-Series A and B Directors shall have right to vote in any action by or on behalf of the Board of Directors with respect to nominating persons to serve as Non-Series A and B Directors to be elected at any meeting of shareholders that is held after the first meeting of shareholders at which Non-Series A and B Directors are elected that is held after the Original Issue Date of the Series B Preferred. The persons to be nominated by or on behalf of the Board of Directors for election as Non-Series A and B Directors at such first meeting of shareholders to be held after such Original Issue Date shall be such persons as shall have most recently been designated as such nominees by action of the Board of Directors prior to such Original Issue Date (or, if any of such nominees shall be unable or unwilling to serve, such other person or persons as shall be designated by the other such nominee or nominees), unless otherwise agreed after such date by the unanimous vote of all Non-Series A and B Directors then in office. Nothing in clause (ii) or
     (iii) above of this subsection (i), or in the immediately preceding sentence, shall limit or restrict the right of holders of shares of Common Stock and Series A Preferred to nominate and to elect, subject to and in accordance with applicable law, the other provisions of the Articles of Incorporation and the bylaws, persons to serve as Non-Series A and B Directors. This subsection (i) and the defined terms used herein may not be amended without (x) the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and (y) the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock.

          (j) Pursuant to Article 9.10A of the TBCA, any action of the holders of the Series B Preferred, voting as a separate class, which is required by the TBCA to be taken at any annual or special meeting of the holders of the Series B Preferred, or is otherwise permitted to be taken by the holders of Series B Preferred at any annual or special meeting pursuant to the TBCA, the Articles of Incorporation (including the Statement of Resolution relating to the Series A Preferred and Series B Preferred) or the corporation's bylaws, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares of Series B Preferred having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares of Series B Preferred were present and voted.

     SECTION 10. CONVERSION RIGHTS. Holders of shares of Series A Preferred and Series B Preferred shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

          (a) Subject to and upon compliance with the provisions of this Section 10, each share of Series A Preferred and Series B Preferred shall be convertible at the option of the holder thereof into fully paid, nonassessable shares of Common Stock. The number (or fraction) of shares of Common Stock deliverable upon conversion of one share of Series A Preferred or Series B Preferred shall be determined by dividing the Stated Value of such share of Series A Preferred or Series B Preferred by the Conversion Price then in effect. For purpose of such determination, the Stated Value of each share of Series A

     Preferred or Series B Preferred shall be increased by the amount of accrued and unpaid dividends for all quarterly dividend payment periods ending on or prior to the date such shares are surrendered to the corporation for conversion and for the partial dividend period beginning on the date immediately following the most recent Dividend Payment Date through and including the date on which such shares are surrendered for conversion. Notwithstanding the foregoing, holders of shares of Series A Preferred and Series B Preferred surrendered for conversion shall have the right to require the corporation to make payment in cash of all such accrued and unpaid dividends, in lieu of such adjustment to the Stated Value to the extent funds are legally available therefor.

          (b) The conversion of any share of Series A Preferred or Series B Preferred may be effected by the holder thereof by the surrender of the certificate for such share to the corporation at the principal office of the Transfer Agent or to such other agent or agents of the corporation as may be designated by the Board of Directors. If any shares of Series A Preferred or Series B Preferred are called for redemption pursuant to
     Section 7 hereof, such right of conversion shall cease and terminate as to the shares called for redemption at the close of business on the Business Day immediately preceding the redemption date, unless the corporation shall default in the payment of the Redemption Price, in which event such conversion right shall remain in effect until full payment of the Redemption Price has been made.

          (c) As promptly as practicable after the surrender of shares of Series A Preferred and Series B Preferred for conversion, the corporation shall issue and deliver or cause to be issued and delivered to the holder of such shares certificates representing the number (or fraction) of fully paid and non-assessable shares of Common Stock into which such shares of Series A Preferred and Series B Preferred have been converted in accordance with the provisions of this Section 10. Subject to the following provisions of this
     Section 10, such conversion shall be deemed to have been made as of the close of business on the date on which the shares of Series A Preferred and Series B Preferred shall have been surrendered for conversion in the manner herein provided, so that the rights of the holder of the shares of Series A Preferred and Series B Preferred so surrendered shall cease at such time, and the person or persons entitled to receive the shares of Common Stock upon conversion thereof shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time; provided, however, that any such surrender on any date when the stock transfer books of the corporation are closed shall be deemed to have been made, and shall be effective to terminate the rights of the holder or holders of the shares of Series A Preferred and Series B Preferred so surrendered for conversion and to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes, at the opening of business on the next succeeding day on which such transfer books are open and such conversion shall be at the Conversion Price in effect at such time.

          (d) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock deliverable upon conversion of the shares of Series A Preferred and Series B Preferred, the corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

          (e) The Conversion Price shall be subject to adjustment from time to time as follows:

             (i) In case at any time the corporation shall (A) subdivide the outstanding shares of Common Stock into a greater number of shares, or
        (B) combine the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted proportionately so that the adjusted Conversion Price shall bear the same relation to the Conversion Price in effect immediately prior to such event as the total number of shares of Common Stock outstanding immediately prior to such event shall bear to the total number of shares of Common Stock outstanding immediately after such event. Such adjustment shall become effective immediately after the effective date of a subdivision or combination.

             (ii) In case at any time the corporation shall declare, order, pay or make any dividend or other distribution to holders of the Common Stock payable in Common Stock, then in each such case, subject to
        Section 10(e)(v) hereof, the Conversion Price in effect immediately prior to the close of business on the record date fixed for determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced to a price (calculated to the nearest .001 of cent) determined by multiplying such Conversion Price by a fraction:

                (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such dividend or distribution; and

                (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such dividend or distribution.

        Shares of Common Stock owned by or held for the account of the corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made on the date such dividend is paid or such distribution is made and shall become effective retroactive to the record date for the determination of shareholders entitled to receive such dividend or distribution.

             (iii) In case at any time the corporation shall declare, order, pay or make any dividend or other distribution to all holders of the Common Stock, other than a dividend payable in shares of Common Stock (including, without limitation, dividends or distributions payable in cash, evidences of indebtedness, rights, options or warrants to subscribe or purchase any Common Stock or other securities, or any other securities or other property, but excluding any rights to purchase any stock or other securities if such rights are not separable from the Common Stock except upon the occurrence of a contingency beyond the control of the corporation), then, and in each such case, subject to
        Section 10(e)(v) hereof, the Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or distribution shall be reduced to a price (calculated to the nearest .001 of a cent) determined by multiplying such Conversion Price by a fraction:

                (A) the numerator of which shall be the Market Price per share of Common Stock in effect as of such record date or, if the Common Stock trades on an ex-dividend basis, on the Trading Day immediately prior to the date of commencement of ex-dividend trading, less the value of such dividend or distribution (as determined in good faith by the Board of Directors of the corporation) applicable to one share of Common Stock, and

                (B) the denominator of which shall be such Market Price per share of Common Stock as of such record date or, if the Capital Stock trades on an ex-dividend basis, on the Trading Day immediately prior to the date of commencement of ex-dividend trading.

        Such adjustment shall be made on the date such dividend is paid or such distribution is made and shall become effective retroactive to the record date for the determination of shareholders entitled to receive such dividend or distribution.

             (iv) In case at any time the corporation issues or sells any shares of Common Stock or any rights, options or warrants to subscribe for or purchase shares of Common Stock or shares having the same rights, privileges and preferences as the Common Stock ("equivalent common stock") or securities convertible into Common Stock or equivalent common stock, at a price per share of Common Stock or equivalent common stock (or having a conversion price per share, if a security is convertible into shares of Common Stock or equivalent common stock) less than the Market Price of the Common Stock as of the date of such issue or sale, then upon such issue or sale the Conversion Price shall be reduced to such Conversion Price determined by multiplying the Conversion Price in effect immediately prior to such issue or sale by a fraction, (x) the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock and/or equivalent common stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Market Price and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of additional shares of Common Stock and/or equivalent common stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part of or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors of the corporation. Shares of Common Stock owned by or held for the account of the corporation shall not be deemed outstanding for the purpose of any such computation. Such issue or sale adjustment shall be made successively upon the issuance or sale of shares of Common Stock or equivalent common stock or any rights, options or warrants to subscribe for or purchase Common Stock or equivalent common stock or securities convertible into common stock or equivalent common stock. Notwithstanding the foregoing, no adjustment of the Conversion Price pursuant to this Section 10(e)(iv) shall be made upon
        (A) the conversion or redemption of shares of Series A Preferred or Series B Preferred; (B) the payment of any stock dividend on the Series A Preferred or Series B Preferred; (C) the issuance of options to officers, directors and employees of the corporation and its subsidiaries, to purchase shares of Common Stock, including any such options as are issued and outstanding as of the Original Issue of the Series B Preferred; (D) the issuance and sale of Common Stock upon exercise of any rights, options or warrants referenced in the immediately preceding clause (C) or in Section 10(e)(iii); or (E) the issuance and sale of Common Stock in an underwritten public offering at a price to the public of not less than 95% of the Closing Price of the Common Stock on the date of the pricing of such offering.

             (v) If the amount of any adjustment of the Conversion Price required pursuant to this Paragraph 10 would be less than 1% of the Conversion Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and an adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least 1% of such Conversion Price. All calculations under this Section 10 shall be made to the nearest .001 of a cent.

             (vi) Except as herein otherwise expressly provided, for all purposes of this Section 10(e) the term "Common Stock" shall mean the Common Stock and any shares of stock or other class of capital stock of the corporation which is not preferred as to dividends or assets over any other class of capital stock of the corporation and which is not subject to redemption, or which is issued to the holders of shares of Common Stock upon any reclassification thereof.

          (f) In case at any time after the Original Issuance Date, the corporation shall be a party to any transaction (including without limitation, a merger, consolidation, statutory share exchange, sale of all or substantially all of the corporation's assets or recapitalization of the Common Stock), in each case as a result of which shares of Common Stock (or any other securities of the corporation then issuable upon conversion of the Series A Preferred or Series B Preferred) shall be converted to the right to receive stock, securities or other property (including cash or any combination thereof) (each of the foregoing transactions being referred to as a "Fundamental Change Transaction"), then the shares of Series A Preferred and Series B Preferred remaining outstanding will thereafter no longer be subject to conversion into Common Stock (or such other securities) pursuant to this Section 10, but instead each share shall be convertible into the kind and amount of stock and other securities and property receivable (including cash) upon the consummation of such Fundamental Change Transaction by a holder of that number of shares or fraction thereof of Common Stock (or such other securities) into which one share of Series A Preferred or Series B Preferred was convertible immediately prior to such Fundamental Change Transaction assuming such holder of Common Stock failed to exercise any right of election as to the kind of consideration to be received in such Fundamental Change Transaction. The corporation shall not be a party to any Fundamental Change Transaction after which shares of the Series A Preferred and Series B Preferred shall remain outstanding unless the terms of such Fundamental Change Transaction are consistent with the provisions of this Section 10(f), and it shall not consent or agree to the occurrence of any such Fundamental Change Transaction until the corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the shares of Series A Preferred and Series B Preferred which will contain provisions enabling the holders of shares of the

     Series A Preferred and Series B Preferred which remain outstanding after such Fundamental Change Transaction to convert such shares into the consideration received by holders of Common Stock (or any other securities of the corporation then issuable upon conversion of the Series A Preferred or Series B Preferred) at the Conversion Price immediately after such Fundamental Change Transaction. In the event that at any time, as a result of an adjustment made pursuant to this Section 10, the Series A Preferred and Series B Preferred shall become subject to conversion into any securities other than shares of Common Stock, thereafter the number of such other securities so issuable upon conversion of the shares of Series A Preferred and Series B Preferred shall be subject to adjustment from time to time in a manner and on terms nearly equivalent as practicable to the provisions with respect to the shares of Series A Preferred and Series B Preferred contained in this Section 10. The provisions of this Section 10(f) shall similarly apply to successive Fundamental Change Transactions.

          (g) Upon the occurrence of any event requiring an adjustment of the Conversion Price, then and in any such case the corporation shall promptly deliver to the holders of shares of Series A Preferred and Series B Preferred, a notice stating the Conversion Price resulting from such adjustment, the method of calculation thereof, and setting forth a brief statement of the facts requiring such adjustment and upon which such adjustment is based.

          (h) In case at any time:

             (i) the corporation shall declare or pay to all holders of Common Stock any dividend (whether payable in Common Stock, cash, securities or other property);

             (ii) there shall be any capital reorganization, or reclassification of the Common Stock of the corporation or consolidation or merger of the corporation with, or sale of all or substantially all of its assets to, another corporation or other entity;

             (iii) there shall be a voluntary or involuntary dissolution, liquidation, or winding-up of the corporation; or

             (iv) there shall be any other Fundamental Change Transaction;

     then, in any one or more of such cases, the corporation shall give to the holder of shares of Series A Preferred and Series B Preferred (A) at least 15 days prior to any event referred to in clause (i) above and at least 30 days prior to any event referred to in clause (ii), (iii) or (iv) above, written notice of the date on which the books of the corporation shall close or records shall be taken for such dividend or distribution or for determining rights to vote in respect of any such organization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, or Fundamental Change Transaction and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, or Fundamental Change Transaction known to the corporation, at least 30 days prior written notice of the date, or if not then known, a reasonable approximation thereof by the corporation) when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend or distribution, the date on which such holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which such holders of Common Stock shall be entitled to exchange their Common Stock securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, or Fundamental Change Transaction, as the case may be.

          (i) All shares of Common Stock issuable upon the conversion set forth in this Section 10 shall be validly issued, fully-paid and non-assessable.

     SECTION 11. RANKING.

          (a) The Series A Preferred and the Series B Preferred shall rank on a parity with each other as to payment of dividends and distributions and upon liquidation, dissolution or winding-up of the corporation. In the event the corporation is a party to any merger, consolidation or share exchange in which the

     Series A Preferred or Series B Preferred is converted or exchanged into any other securities, property, cash or other consideration, the securities, property, cash or other consideration into which the Series A Preferred and Series B Preferred, respectively, may be converted or exchanged shall be identical in kind and amount per share as that into which the Series B Preferred or Series A Preferred, as the case may be, may be converted or exchanged, and no shares of Series A Preferred or Series B Preferred shall be converted or exchanged therein into any securities, property, cash or other consideration unless all shares of Series A Preferred and Series B Preferred may be converted or exchanged into the same kind and amount per share of securities, property, cash or other consideration.

          (b) Without limiting the definition of Junior Securities, the following securities and obligations of the corporation shall rank junior to the Series A Preferred and Series B Preferred with respect to the payments required or permitted to be made to the holders thereof pursuant to their respective governing instruments and payments required to be made to the holders of the Series A Preferred and Series B Preferred pursuant hereto: the shares of Common Stock and Series A Junior Participating Preferred Stock, par value $.01 per share.

     SECTION 12. RECORD HOLDERS. The corporation and the Transfer Agent may deem and treat the record holder of any shares of Series A Preferred and Series B Preferred as the true and lawful owner thereof for all purposes, and neither the corporation nor Transfer Agent shall be affected by any notice to the contrary.

     SECTION 13. NOTICE. Except as may otherwise be provided by law or provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a notice of conversion given to the corporation as contemplated in Section 10(b) hereof, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notices sent by Registered Mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed: If to the corporation, to its principal executive offices (Attention: Corporate Secretary) or to any agent of the corporation designated as permitted hereby; or if to a holder of the Series A Preferred and Series B Preferred, to such holder at the address of such holder of the Series A Preferred and Series B Preferred as listed in the stock record books of the corporation (which shall include the records of the Transfer Agent), or to such other address as the corporation or holder, as the case may be, shall have designated by notice similarly given.

     SECTION 14. AUTHORIZATION BY NON-SERIES A AND B DIRECTORS. A majority of the Non-Series A and B Directors shall make (and no Series B Director shall be entitled to vote on) any determination required or permitted to be made by the Board of Directors on behalf of the corporation (i) pursuant to Section 7(c) hereof, as to whether to make payment of the Redemption Price of the Series A Preferred and Series B Preferred in cash or in kind, (ii) pursuant to Section 7(a) hereof, as to whether to exercise the corporation's option to redeem outstanding shares of Series A Preferred or Series B Preferred, or (iii) pursuant to Section 4(c) hereof, as to whether to make payment of any dividends declared by the Board of Directors on the Series A Preferred and Series B Preferred in cash or in kind; provided that, the Non-Series A and B Directors shall not be entitled to make any determination to pay cash dividends unless the corporation shall have sufficient cash legally available to make such payment in full.

     SECTION 15. SUCCESSORS AND TRANSFEREES. The provisions applicable to shares of Series A Preferred and Series B Preferred shall bind and inure to the benefit of and be enforceable by the corporation, the respective successors to the corporation, and by any record holder of shares of Series A Preferred and Series B Preferred.

     SECTION 16. CONVERSION OF SERIES B TO SERIES A SHARES. Upon any transfer of shares of Series B Preferred (or any transfer of beneficial ownership of such shares) to any Person other than to any Partnership Affiliate, such shares shall be automatically converted to shares of Series A Preferred on a one for one basis, and as a condition to the registration of the transfer of such shares, the certificate for the shares of Series B Preferred to be transferred shall be surrendered to the Transfer Agent in exchange for the issuance of a certificate for the same number of shares of Series A Preferred registered in the name of the transferee. In addition, at such time as the Minimum Ownership Condition is no longer met, all shares of Series B Preferred remaining outstanding shall be automatically converted to shares of Series A Preferred on a one for one basis and each holder of shares of Series B Preferred shall surrender to the Transfer Agent the certificates for such shares in exchange for certificates for the same number of shares of Series A Preferred registered in the name of such holder.

     RESOLVED FURTHER, that the appropriate officers of the corporation, be, and they are hereby, authorized and directed from time to time to execute such certificates, instruments or other documents and do all such things as may be necessary or advisable in their discretion in order to carry out the terms hereof, including the filing with the Secretary of State for the State of Texas of a copy of the foregoing resolution executed by an officer of the corporation.

Dated:             , 1996.

                                            MESA INC.

                                            By:
                                               ---------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT B

                         REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of this __________ day of _______________, 1996 among MESA INC., a Texas corporation ("Company"), and DNR-MESA HOLDINGS, L.P. ("Shareholder").

                                   RECITALS:

         WHEREAS, pursuant to the Purchase Agreement (as such term and certain other capitalized terms used in this Agreement are defined in Section 1 hereof), the Shareholder has agreed to acquire certain shares of Series B Preferred Stock, subject to satisfaction of the conditions set forth therein;

         WHEREAS, the execution and delivery of this Agreement is a condition to the consummation of the Shareholder's purchase of the shares of Series B Preferred Stock pursuant to the Purchase Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

         1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         "best efforts" means a Person's best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

         "Business Day" means any day other than a Saturday, Sunday or any other day on which commercial banks are authorized or required by law to be closed in New York, New York or Dallas, Texas.

         "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.

         "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "PIK Dividends" means the dividends payable in kind on the shares of Series A Preferred Stock or Series B Preferred Stock pursuant to the Statement of Resolution.

         "Person" means an individual, partnership, corporation, trust or unincorporated organization or government or agency or political subdivision thereof.

         "Registrable Series A Preferred Stock" means Series A Preferred Stock issued or issuable in exchange for Series B Preferred Stock pursuant to the Statement of Resolution.

         "Series A Preferred Stock" means the Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share, of the Company.

         "Series B Preferred Stock" means the Series B 8% Cumulative Convertible Preferred Stock, par value $.01 per share, of the Company.

         "Preferred Stock" means the Registrable Series A Preferred Stock and the Series B Preferred Stock.

         "Purchase Agreement" means the Stock Purchase Agreement, dated as of April __, 1996, by and between the Company and DNR-MESA Holdings, L.P., a Texas limited partnership.

         "register," "registered" and "registration" refer to a registration of securities effected by preparing and filing a registration statement or similar document in compliance with the Securities Act (as defined below), and the declaration or ordering of effectiveness of such registration statement or document.

         "Registrable Securities" means (i) the shares of Registrable Series A Preferred Stock, (ii) the shares of Common Stock issuable upon conversion or redemption of shares of Preferred Stock, and (iii) any securities issued or issuable in respect of any such shares of Preferred Stock or Common Stock by way of any stock split or stock dividend (including, without limitation, the PIK Dividends) or in connection with any combination of shares, recapitalization, merger, consolidation, reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) such securities are eligible to be distributed to the public pursuant to Rule 144(k) (or any successor provision) under the Securities Act, (d) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (e) such securities shall have ceased to be outstanding.

         "Requesting Holders" means the holders of Registrable Securities who have requested that such securities be registered pursuant to Section 2 or
Section 3 of this Agreement.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "Statement of Resolution" means that Statement of Resolution Establishing and Designating the Series A Cumulative Convertible Preferred Stock and the Preferred Stock, as filed with the Secretary of State of the State of Texas on ____________________, 1996.

         "Taxes" means any income taxes or similar assessments or other tax imposed by any United States federal, state or local taxing authority, including any interest, penalties or additions thereto.

         "Underwriter" means each person (other than the Company and its officers, directors, agents and advisors) that participates in the offering of the Registrable Securities, whether pursuant to an underwritten public offering or otherwise.


         2.      Demand Registration Rights.

         (a) If the Company shall have received a written request submitted by the holders of at least a majority of the Registrable Securities outstanding at the time of such request ("Requisite Holders") that the Company effect the registration under the Securities Act of all or part of the Registrable Securities, then within thirty days of the Company's receipt of such written request, the Company shall (subject to the limitations of Sections 2(c) and 7 hereof) commence the actions required by Section 4 hereof in order to register the Registrable Securities requested to be registered by means of a "shelf" registration statement on any appropriate form for an offering to be made on a continuous basis under the Securities Act. The Company agrees to use its best efforts to keep such shelf registration statement continuously effective for a period of six months following the date on which such shelf registration statement is declared effective (plus the number of days of any discontinuance or delay of sales thereunder, as described in Sections 4 and 10 hereof).

         (b) If the Requisite Holders intend to distribute the Registrable Securities covered by the request pursuant to this Section 2 by means of an underwriting, the Requisite Holders shall so advise the Company as a part of the request made pursuant to this Section 2 and provide the name of the managing Underwriter or Underwriters that the Requisite Holders propose to employ in connection with the public offering proposed to be made pursuant to the registration requested.

         (c) The Company is obligated to effect three registrations pursuant to this Section 2; provided, however, that at the request of the Requisite Holders, the Company shall effect additional registrations not more frequently than once during each fiscal year so as to permit the sale of such number of Registrable Securities as is necessary to provide net proceeds in an amount equal to the Taxes imposed on the holders of the Preferred Stock with respect to PIK Dividends, but only to the extent that the shares requested to be so registered are not eligible to be distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act. A registration shall not be deemed to have been effected (i) unless it has become effective and remained effective for the period specified in Section 2(a) or until the Registrable Securities registered under such registration statement have been sold, (ii) if, after it has become effective, such registration is terminated by a stop order, injunction or other order of the Commission or other governmental agency or court, or (iii) if the conditions to closing specified in any purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied for any reason, other than as a result of the voluntary termination of such offering by the Requisite Holders.

         3. Piggyback Registrations. Whenever the Company proposes to register an offering of any of its capital stock under the Securities Act (including for this purpose a registration effected by the Company for any stockholders other than the holders of Registrable Securities), other than a registration (i) under employee compensation or benefit programs or otherwise on Form S-8 or an equivalent form, or (ii) of an exchange offer or an offering of securities solely to the existing shareholders or employees of the Company or to the existing shareholders of another company in connection with a merger or acquisition or otherwise on Form S-4 or an equivalent form, the Company will give prompt written notice (which, in any event, shall be given no less than 15 days prior to the filing of a registration statement with respect to such offering) to all holders of the Registrable Securities of its intention to effect such a registration and upon the written request of any holders of the Registrable Securities sent within 15 days after the effective date of the Company's notice, the Company will (subject to the limitations of Sections 4 and 7 hereof) use its best efforts to cause all Registrable Securities for which registration is requested, to be registered under the Securities Act, all to the extent necessary to permit the sale in such offering of such Registrable Securities on behalf of the Requesting Holders on the same terms and conditions as are provided for therein for persons other than holders of Registrable Securities. The Company shall use its best efforts to cause the managing Underwriters of a proposed underwritten offering to permit the Registrable Securities which have been requested to be included in the registration statement (or registration statements) for such offering to be included therein and in the prospectus used in connection therewith on the same terms and conditions as are provided for therein for persons other than holders of Registrable Securities. Notwithstanding the foregoing, if the proposed registration includes securities to be offered by the Company for its own account and if the managing Underwriters of such offering inform the Company in writing of their belief that marketing factors require a limitation of the number of shares to be underwritten, the Company may limit the number of Registrable Securities to be included in the registration and underwriting to such amount as in the reasonable opinion of the managing Underwriters of such offering would not adversely affect the marketability or offering price of all of the securities to be offered by the Company in such offering, such limitation to be on a pro rata basis among the holders of the Registrable Securities requested to be included in such registration; provided, however, that securities to be included in the registration statement (or registration statements) for any person other than the holders of the Registrable Securities shall be first reduced prior to any such pro rata reduction among the holders of Registrable Securities; provided further however, that no such reduction shall reduce the securities being offered by the Company for its own account.

         4. Registration Procedures. Upon the receipt of a request for registration of any Registrable Securities pursuant to Section 2 or Section 3 of this Agreement, the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

         (a) Prepare and file with the Commission a registration statement on an appropriate form under the Securities Act and use its best efforts to cause such registration statement to become effective; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of any registration statement, the Company will promptly furnish to such Requesting Holders and the Underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such Requesting Holders and the Underwriters, and the Company will not file any registration statement or amendment thereto, or any prospectus or any supplement thereto (including such documents incorporated by reference) to which such Requesting Holders or the Underwriters, if any, shall reasonably object in the light of the requirements of the Securities Act and any other applicable laws and regulations.

         (b) Prepare and file with the Commission such amendments and post-effective amendments to a registration statement as may be necessary to keep such registration statement effective for the applicable period; cause the related prospectus to be filed pursuant to Rule 424(b) (or any successor provision) under the Securities Act; cause such prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424(b) (or any successor provision) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition set forth in such registration statement or supplement to such prospectus.

         (c) Notify the Requesting Holders and the managing Underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceeding for that purpose,
(iv) if at any time the representations and warranties of the Company contemplated by Section 4(l) cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension or qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (vi) of the happening of any event which requires the making of any changes in a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (vii) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such registration statement in advisable pending such disclosures and post-effective amendment.

         (d) Make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

         (e) If requested by the managing Underwriters or such Requesting Holders in connection with an underwritten offering, immediately incorporate in a prospectus supplement or post effective amendment such information as the managing Underwriters and such Requesting Holders agree should be included therein relating to such sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to such Underwriters and the purchase price being paid therefor by such Underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; make all required filings of such prospectus supplement or post- effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or make amendments to any registration statement if requested by such Requesting Holders or any Underwriter of such Registrable Securities.

         (f) Furnish to such Requesting Holders and each managing Underwriter, if any, without charge, at least one signed copy of the registration statement, any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

         (g) Deliver without charge to such Requesting Holders and the Underwriters, if any, as many copies of the prospectus or prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; and the Company consents to the use of such prospectus or any amendment or supplement thereto by such Requesting Holders and the Underwriters, if any, in connection with the offer and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto.

         (h) Prior to any public offering of Registrable Securities, register or qualify or cooperate with such Requesting Holders, the Underwriters, if any, and respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as such Requesting Holders or an Underwriter reasonably requests in writing; keep each such registration or qualification effective during the period such registration statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided, however, that the Company will not be required in connection therewith or as a condition thereto to qualify generally to do business or subject itself to general service of process in any such jurisdiction where it is not then so subject.

         (i) Cooperate with such Requesting Holders and the managing Underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be issued in such denominations and registered in such names as the managing Underwriters may request at least two business days prior to any sale of Registrable Securities to the Underwriters.

         (j) Use its best efforts to cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary, if any, to consummate the disposition of such Registrable Securities.

         (k) Upon the occurrence of any event contemplated by Section 4(c)(ii) - (vii) above, prepare, to the extent required, a supplement or post-effective amendment to the applicable registration statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchaser of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

         (l) Enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registrable Securities to be covered by such registration are to be offered in an underwritten offering: (i) make such representations and warranties to such Requesting Holders to the registration statement, prospectus and documents incorporated by reference, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof with respect to the registration statement and the prospectus in the form, scope and substance which are customarily delivered in underwritten offerings; (iii) in the case of an underwritten offering, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing Underwriters and such Requesting Holders) addressed to such Requesting Holders and the Underwriters, if any, covering the matters customarily covered in opinions delivered in underwritten offerings and such other matters as may be reasonably requested by such Requesting Holders and such Underwriters; (iv) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to such Requesting Holders and the Underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by accountants in connection with underwritten offerings; (v) if any underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures customarily included in underwriting agreements in underwritten offerings; and (vi) the Company shall deliver such documents and certificates as may be requested by such Requesting Holders and the managing Underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder.

         (m) Make available for inspection by a representative of such Requesting Holders, any Underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by such Requesting Holders or such Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with such registration; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosures of such records, information or documents is required by court or administrative order.

         (n) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 90 days after the end of any 12-month period (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to Underwriters in a firm or best efforts underwritten offering and (ii) beginning with the first day of the Company's first fiscal quarter next succeeding each sale of Registrable Securities after the effective date of a registration statement, which statements shall cover said 12-month periods.

         (o) If the Company, in the exercise of its reasonable judgment, objects to any change reasonably requested by the Requesting Holders or the Underwriters, if any, to any registration statement or prospectus or any amendments or supplements thereto (including documents incorporated or to be incorporated therein by reference) as provided for in this Section 4, the Company shall not be obligated to make any such change and such Requesting Holders may withdraw their Registrable Securities from such registration, in which event (i) the Company shall pay all registration expenses (including its counsel fees and expenses) incurred in connection with such registration statement or amendment thereto or prospectus or supplement thereto, and (ii) in the case of a registration being effected pursuant to Section 2, such registration shall not count as one of the registrations the Company is obligated to effect pursuant to Section 2 hereof.

         In connection with any registration of Registrable Securities, the Requesting Holders shall furnish to the Company such information regarding themselves and the distribution of such securities as the Company may from time to time reasonably request in writing.

         Each Requesting Holder agrees by acquisition of Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(ii)-(vii) hereof, such Requesting Holder will forthwith discontinue disposition of Registrable Securities covered by such registration statement or prospectus until such Requesting Holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 4(c)(i) hereof, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such prospectus, and, if so directed by the Company, such Requesting Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Requesting Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period mentioned in Section 2(a) shall be extended by the number of days during the time period from and including the date of the giving of such notice pursuant to Section 4(c) hereof to and including the date when such Requesting Holder shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(c) hereof.

         5. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing and engraving expenses, messenger and delivery expenses and fees and disbursements of counsel for the Company and all independent certified public accountants, Underwriters (excluding underwriting discounts and any selling commissions) and any Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be paid by the Company. The underwriting discounts or commissions and any selling commissions attributable to sales of Registrable Securities will be paid by the Requesting Holders pro rata based upon the number of shares of Registrable Securities held by them.

         6. Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Requesting Holder, the officers and directors of each Requesting Holder, each underwriter of Registrable

Securities and each other Person, if any, who controls the Requesting Holder or such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which any such Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant hereto, or any post-effective amendment thereof, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the registration statement and not corrected in the final prospectus, or contained in the final prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse any such Person for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or expense; provided, however, that the indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided further that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any such untrue statement or omission or alleged untrue statement or omission which has been made in said registration statement, preliminary prospectus, prospectus or amendment or supplement or omitted therefrom in reliance upon and in conformity with information furnished in writing to the Company by the Requesting Holder or such underwriter specifically for use in the preparation thereof.

         (b) To the extent permitted by law, each Requesting Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each underwriter and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which the Company or any such Person, may become subject under the Securities Act or otherwise, and will reimburse the Company or any such Person for any legal or other expenses reasonably incurred by the Company or such Person in connection with investigating or defending any such loss, claim, damage, liability or expense, but only insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission of a material fact referred to in clause (i) or (ii) of Section 6(a) hereof, in each case to the extent (and only to the extent) that such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of the Requesting Holder specifically for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Requesting Holder, which consent shall not be unreasonably withheld.

         (c)     Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, and the fees and expenses of not more than one firm which acts in such capacity for all indemnified parties shall be paid by the Company. The failure so to notify an indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.

         (d) If the indemnification provided for in this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph.
No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         7. Participation in Underwritten Registrations. No Requesting Holder may participate in any registration hereunder which relates to an underwritten offering unless such Requesting Holder (a) agrees to sell such Requesting Holder's securities on the basis provided in any underwriting arrangements approved by the Requesting Holders owning a majority of the Registrable Securities to be included in such registration, or by a Person appointed by such holders to act on their behalf to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided that no Requesting Holder included in any underwritten registration shall be required to make any representations or warranties to the Company or the Underwriters on account of the registration of shares owned by such Requesting Holder other than representations and warranties regarding such Requesting Holder, the securities of the Company owned by such Requesting Holder and such Requesting Holder's intended method of distribution.

         8. Sales Under Rule 144. With a view to making available to the Requesting Holders the benefits of Rule 144 promulgated under the Securities Act and any other similar rule or regulation of the Commission that may at any time permit the Requesting Holders to sell the Registerable Securities without registration, the Company agrees to:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144 (or any successor provision);

         (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

         (c) furnish to the Requesting Holders forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (or any successor provision), the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company under the Securities Act and the Exchange Act and (iii) such other information as may be reasonably requested by the Requesting Holders in availing itself of any rule or regulation of the Commission which permits the selling of any such securities without registration; and

         (d) after any sale of Registrable Securities pursuant to Rule 144, to the extent allowed by law, cause any restrictive legends to be removed and any transfer restrictions to be rescinded with respect to such Registrable Securities.

         9. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Requesting Holder, enter into any agreement with any holder or prospective holder of any securities of the Company which grants registration rights under the Securities Act on terms and conditions which are more favorable in any material respect than the rights granted to the Requesting Holder in this Agreement. The Company is not a party to any currently subsisting agreement with respect to its securities granting any registration rights to any Person.

         10.     Hold-Back Agreements; Delay of Sales.

         (a) If a registration statement is filed pursuant to Section 2 or 3 hereof, a Requesting Holder agrees not to effect any public sale or distribution of the issue being registered or similar security of the Company including a sale pursuant to Rule 144 or Rule 145 (or any successor provisions) under the Securities Act (except as part of such underwritten registration), during the 14-day period prior to, and during the 90-day period beginning on, the closing date of each underwritten offering made pursuant to such registration statement, to the extent timely notified in writing by the Company or the managing Underwriters.

         (b) During any period in which the Company is maintaining the effectiveness of a registration statement for the Registrable Securities pursuant to Section 2, the Company shall have the right, upon giving written notice to the holders of the Registrable Securities (a "Delay Notice"), to require such holders not to sell any Registrable Securities pursuant to such registration statement for a period of time the Company deems reasonably necessary, which time shall be specified in such notice but in no event longer than a period of 90 days, if (i) the Company is engaged in an offering of securities for its own account which is otherwise permitted under Section 10(c) or the Company proposes to engage in discussions or negotiations with respect to, or has proposed or taken a substantial step to commence, or there otherwise is pending, any merger, acquisition, other form of business combination, divestiture, tender offer, financing or other transaction, or there is an event or state of facts relating to the Company, in each case which is material to the Company (any of the foregoing being herein called a "Material Activity"),
(ii) such Material Activity would, in the opinion of counsel for the Company, require disclosure so as to permit the Registrable Securities to be sold in compliance with applicable law, and (iii) such disclosure would, in the Company's reasonable judgment, be adverse to its interests; provided that, the Company's rights under this subsection (c) may be exercised only once during each 12 month period and no Delay Notice may be provided to the holders of the Registrable Securities earlier than 12 months after the date of the immediately preceding Delay Notice.

         (c) The Company agrees (i) not to effect any public sale or distribution of any securities similar to those being registered during the 14-day period prior to, and during the 90-day period beginning on, the effective date of a registration statement filed pursuant to Section 2 or 3 hereof (except as part of such underwritten registration or in connection with (A) employee or non-employee director compensation or benefit programs, (B) an exchange offer or an offering of securities solely to the existing stockholders or employees of the Company, (C) an acquisition, merger or other business combination using a registration statement on Form S-4 or any successor or other appropriate form) and (ii) to use its best efforts to include in any agreement granting registration rights to any holders of any privately placed securities purchased from the Company at any time on and after the date of this Agreement (A) an agreement by such holders not to effect any public sale or distribution of any such securities during the period specified in clause (i), including a sale pursuant to Rule 144 (or any successor provision) under the Securities Act (except as part of such underwritten registration, if permitted), and (B) a provision regarding delays of sales of securities pursuant to demand registration rights granted to such holders, which is not less favorable to the Company than that set forth in subsection (b) of this
Section 10.

         11.     Miscellaneous.

         (a) No Inconsistent Agreements. From and after the date of this Agreement, the Company will not, without the prior written consent of the holders of a majority of the number of Registrable Securities then outstanding, enter into any agreement with respect to its securities which violates the rights granted to the Requesting Holders in this Agreement.

         (b)     Undertakings of the Holders of Registrable Securities.

                 (i) If any Registrable Securities are being registered in any registration pursuant to this Agreement, the Requesting Holders with respect to such securities thereof will comply with all anti-stabilization, manipulation and similar provisions of Section 10 of the Exchange Act, as amended, and any rules promulgated thereunder by the Commission.

                 (ii) At the end of the period during which the Company is obligated to keep a registration statement current and effective as described herein, the Requesting Holders whose Registrable Securities are included in the registration statement shall discontinue sales thereof pursuant to such registration statement.

         (c) GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF TEXAS.

         (d) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

         (e) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter herein contained. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company to the holders of the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         (f) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or sent by reputable express courier service (charges prepaid), or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or sent by telefax, to the parties at the following address (or to such other address or to the attention of such other Person as the recipient party has specified by prior like notice to the sending party):

         If to the Company:

                                  MESA Inc.
                                  1400 Williams Square West
                                  5705 North O'Connor Boulevard
                                  Irving, Texas  75039
                                  Attention:  Steven K. Gardener
                                  Telefax:  (214) 402-7028

         If to the Shareholder or any Requesting Holders:

                                  Rainwater, Inc.
                                  777 Main Street, Suite 2700
                                  Fort Worth, Texas  76102
                                  Attention:  Kenneth A. Hersh
                                  Telefax:  (817) 820-6600


         (g) Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

         (h) Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

               [remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   MESA INC.


                                   By:
                                       ---------------------------------------
                                   Name:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------


                                   SHAREHOLDER:

                                   DNR-MESA HOLDINGS, L.P.
                                   By: Rainwater, Inc., general partner



                                   By:
                                      ----------------------------------------
                                      Kenneth A. Hersh, Vice President

                                   AMENDMENT
                               DATED MAY 22, 1996
                                  TO EXHIBIT A
                           (STATEMENT OF RESOLUTION)
                          TO STOCK PURCHASE AGREEMENT

                 This Amendment, dated May 22, 1996, between MESA Inc., a Texas corporation (the "Company"), and DNR-MESA Holdings, L.P., a Texas limited partnership ("Buyer"), amending that certain Stock Purchase Agreement (the "Agreement") dated April 26, 1996 between the Company and Buyer.

                 1. AMENDMENT TO SECTION 9(c) OF STATEMENT OF RESOLUTION. The Company and Buyer hereby agree that Section 9(c) to Exhibit A (Statement of Resolution) to the Agreement shall be amended and restated in its entirety as follows:

                 (c) For so long as any shares of Series A Preferred or Series B Preferred remain outstanding, the corporation shall not, (i) without the affirmative vote or consent of the holders of a majority of the shares of Series A Preferred and Series B Preferred voting together as a single class: (x) authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock of Senior Securities or Parity Securities, or any security convertible into or exchangeable for Senior Securities or Parity Securities or reclassify or modify any Junior Securities so as to become Parity Securities or Senior Securities; provided that if the Series A Preferred and Series B Preferred are affected differently by such action, the holders of each series will vote as a separate class; or (y) amend the Articles of Incorporation to eliminate cumulative voting; or (ii) without the affirmative vote or consent of the holders of two-thirds of the shares of Series A Preferred voting as a separate class, adopt any amendment to the Articles of Incorporation or the bylaws that would materially affect the terms of the Series A Preferred; or (iii) without the affirmative vote or consent of the holders of at least a majority of the shares of Series B Preferred voting as a separate class, adopt any amendment to the Articles of Incorporation or the bylaws that would materially affect the terms of the Series B Preferred.

                 2. AMENDMENT TO SECTION 9(d) OF STATEMENT OF RESOLUTION. The Company and Buyer hereby agree that Section 9(d) to Exhibit A (Statement of Resolution) to the Agreement shall be amended by deleting the following phrase from the end of such provision:

                          "or that would adversely affect any rights, preferences or voting power of the Series B Preferred differently from the rights, preferences, privileges or voting power of the Series A Preferred (to the extent such rights, preferences, privileges or voting power of such two series are the same prior to such amendment)."

                 3.      AMENDMENT TO SECTION 9(I) OF STATEMENT OF
RESOLUTION. The Company and Buyer hereby agree that Section 9(i) to Exhibit A (Statement of Resolution) to the Agreement shall be amended and restated in its entirety as follows:

                 (i) During any period in which the holders of Series B Preferred shall be entitled to elect directors pursuant to subsection (e) of this Section 9, (i) the holders of Series B Preferred shall not have the right or otherwise be entitled to vote in the election of any directors other than the Series B Directors, (ii) no Series B Director shall have the right to vote in the election of any person to fill any vacancy created by the death, resignation, retirement, disqualification or removal from office or otherwise of any director other than a Series B Director and all such rights with respect to the Non-Series A and B Directors shall be exercised for and on behalf of the Board of Directors by a majority of the Non-Series A and B Directors, and (iii) only the Non-Series A and B Directors shall have rights to vote in any action by or on behalf of the Board of Directors with respect to nominating persons to serve as Non-Series A and B Directors to be elected at any meeting of shareholders that is held after the first meeting of shareholders at which Non-Series A and B Directors are elected that is held after the Original Issue Date of the Series B Preferred. The persons to be nominated by or on behalf of the Board of Directors for election as Non-Series A and B Directors at such first meeting of shareholders to be held after such Original Issue Date shall be such persons as shall have most recently been designated as such nominees by action of the Board of Directors prior to such Original Issue Date (or, if any of such nominees shall be unable or unwilling to serve, such other person or persons as shall be designated by the other such nominee or nominees), unless otherwise agreed after such date by the unanimous vote of all Non-Series A and B Directors then in office.
                          Nothing in clause (ii) or (iii) above of this subsection (i), or in the immediately preceding sentence, shall limit or restrict the right of holders of shares of Common Stock and Series A Preferred to nominate and to elect, subject to and in accordance with applicable law, the other provisions of the Articles of Incorporation and the bylaws, persons to serve as Non-Series A and B Directors. This subsection (i) and the defined terms used herein may not be amended without (x) the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and (y) the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock.

                 4. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

                 5. COUNTERPARTS. This Amendment may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

                 IN WITNESS WHEREOF, the parties have executed this Amendment, or caused this Amendment to be executed by their duly authorized representatives, all as of the day and year first above written.


                               THE COMPANY:

                               MESA INC.


                               By:   /s/ Stephen K. Gardner
                                  ---------------------------------------------
                                   Stephen K. Gardner, Vice President and
                                          Chief Financial Officer


                               BUYER:

                               DNR-MESA HOLDINGS, L.P.

                               By: Rainwater, Inc., General Partner
                                  ---------------------------------------------



                               By:   /s/ Kenneth A. Hersh
                                  ---------------------------------------------
                                   Kenneth A. Hersh, Vice President





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